UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2021

VULCAN MATERIALS COMPANY

(Exact Name of Registrant as Specified in its Charter)

New Jersey	001-33841	20-8579133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Urban Center Drive

Birmingham, Alabama 35242

(Address of principal executive offices)

(Zip Code)

(205) 298-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	VMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 6, 2021, Vulcan Materials Company (“Vulcan,” “we,” “our” or “us”), Grizzly Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Vulcan (“Grizzly Merger Sub”) and U.S. Concrete, Inc., a Delaware corporation (“U.S. Concrete”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Grizzly Merger Sub will be merged with and into U.S. Concrete, with U.S. Concrete surviving as a wholly owned subsidiary of Vulcan (the “Merger”).

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock, par value $0.001 per share, of U.S. Concrete (“U.S. Concrete Common Stock”) (other than such shares (i) owned by U.S. Concrete, Vulcan or Grizzly Merger Sub or owned by any wholly owned subsidiary of Vulcan (other than Grizzly Merger Sub) or of U.S. Concrete or (ii) exercising dissenters rights in accordance with Section 262 of the General Corporation Law of the State of Delaware) will be converted into the right to receive $74.00 in cash, without interest (the “Merger Consideration”).

If the Merger is consummated, the U.S. Concrete Common Stock will be delisted from the NASDAQ Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended.

Treatment of Equity Awards

Pursuant to the Merger Agreement, at the Effective Time, each outstanding U.S. Concrete restricted stock unit award covering shares of U.S. Concrete Common Stock (“RSU Award”) will become vested and be settled in cash, without interest, in an amount equal to the Merger Consideration. The number of shares of U.S. Concrete Common Stock subject to any portion of any RSU award that vests based on achievement of pre-established performance criteria that will be settled in cash will be determined in accordance with the terms of the applicable RSU Award agreement and, to the extent applicable, any other written agreement between the Company and the holder of the Company RSU Award.

Conditions to the Merger

The consummation of the Merger is subject to certain closing conditions set forth in the Merger Agreement, including, (i) approval of the Merger by the holders of a majority of the outstanding shares of U.S. Concrete Common Stock (the “U.S. Concrete Stockholder Approval”), (ii) the absence of any law or injunction order (whether temporary, preliminary or permanent) by any governmental entity that has the effect of restraining, enjoining or otherwise prohibiting the consummation of the Merger and (iii) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. Each party’s obligation to complete the Merger is also subject to certain additional conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) the absence of a material adverse effect with respect to U.S. Concrete and (iii) performance in all material respects by the other party of its obligations under the Merger Agreement.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants requiring U.S. Concrete to conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the Effective Time and to use reasonable best efforts to obtain required government approvals, subject to certain exceptions. The Merger Agreement also includes covenants requiring U.S. Concrete (i) not to solicit, or enter into discussions with third parties relating to, alternative business combination transactions during the period between the execution of the Merger Agreement and the Effective Time, subject to certain exceptions, and (ii) to call and hold a special meeting of the U.S. Concrete stockholders to approve the Merger and, subject to certain exceptions, not to withdraw, change, amend, modify or qualify in a manner adverse to Vulcan the recommendation of the U.S. Concrete board of directors that the U.S. Concrete stockholders approve the Merger Agreement, the Merger and the principal terms thereof.

Termination and Termination Fees

The Merger Agreement contains certain termination rights, including (x) the right of either party to terminate the Merger Agreement if (a) the parties mutually consent to terminate in writing, (b) there has been a breach of any representation, warranty, covenant or agreement made by the other party in the Merger Agreement such that a closing condition would not be satisfied (subject to cure rights), (c) the Merger does not occur by March 6, 2022 (which date may be extended by three months to June 6, 2022 if the only then-outstanding closing conditions relate to regulatory approval) (such date, as may be extended, the “Outside Date”), (d) there is a final, non-appealable order, injunction, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger; or (e) U.S. Concrete is unable to obtain the U.S. Concrete Stockholder Approval; (y) the right of Vulcan to terminate the Merger Agreement if, prior to the U.S. Concrete Stockholder Approval, the U.S. Concrete board of directors changes its recommendation in favor of the Merger; and (z) the right of U.S. Concrete to terminate the Merger Agreement, prior to receiving the U.S. Concrete Stockholder Approval, in order to enter into a definitive agreement for a superior proposal (so long as U.S. Concrete complies in all material respects with the non-solicitation provisions in the Merger Agreement).

The Merger Agreement provides that U.S. Concrete must pay Vulcan a termination fee equal to $50 million if the Merger Agreement is terminated in certain circumstances, including (i) in the circumstances described in clauses (y) and (z) in the preceding paragraph; (ii) if either party terminates the Merger Agreement due to the failure to obtain the U.S. Concrete Stockholder Approval, an acquisition proposal is made public and not publicly withdrawn at least two business days prior to U.S. Concrete stockholders’ meeting and within 12 months of such termination, an acquisition proposal is consummated or a definitive agreement is entered into with respect to an acquisition proposal; or (iii) if (a) prior to the termination of the Merger Agreement, an acquisition proposal is made to U.S. Concrete or becomes publicly disclosed and is not withdrawn prior to such termination, (b) either party terminates the Merger Agreement because the Outside Date has been reached (unless the Parent Termination Fee is then payable) or Vulcan terminates the Merger Agreement due to U.S. Concrete’s breach of one or more covenants of the Merger Agreement after the receipt of such acquisition proposal and (c) within 12 months of such termination, an acquisition proposal is consummated or a definitive agreement is entered into with respect to an acquisition proposal.

Additionally, the Merger Agreement provides that Vulcan must pay U.S. Concrete a termination fee (the “Parent Termination Fee”) equal to $50 million if the Merger Agreement is terminated in certain circumstances related to the failure to obtain required regulatory approvals prior to the Outside Date.

Additional Information

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Vulcan, Grizzly Merger Sub, U.S. Concrete or their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about Vulcan included in its public reports filed with the Securities and Exchange Commission (“SEC”). The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualifications or other particulars agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts or made for other purposes, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Vulcan, Grizzly Merger Sub and U.S. Concrete and the transactions contemplated by the Merger Agreement that will be contained in, incorporated by reference into or attached as an annex to the proxy statement that U.S. Concrete will file in connection with the transactions contemplated by the Merger Agreement as well as in the other filings that each of Vulcan and U.S. Concrete will make with the SEC.

Item 8.01	Other Events.

On June 6, 2021, in connection with the execution of the Merger Agreement, Vulcan entered into a commitment letter with Truist Securities, Inc. and Truist Bank (together, “Truist Bank”) pursuant to which Truist Bank has committed to provide to Vulcan a $2.2 billion senior unsecured bridge loan (the “Bridge Loan”). At closing, the proceeds of the Bridge Loan (or an alternative financing arrangement) will be used, together with cash on hand, to pay Vulcan’s obligations in respect of the Merger Agreement. The funding of the Bridge Loan is subject to the occurrence of customary closing conditions.

On June 7, 2021, Vulcan and U.S. Concrete issued a joint press release regarding the Merger. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 6, 2021, by and among Vulcan Materials Company, Grizzly Merger Sub I, Inc. and U.S. Concrete, Inc.*

99.1	Joint Press Release, dated as of June 7, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

*    *    *

No Offer or Solicitation / Additional Information and Where To Find It

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

This communication is being made in connection with the proposed transaction between Vulcan and U.S. Concrete. In connection with the proposed transaction, U.S. Concrete intends to file a proxy statement with the SEC. Each of Vulcan and U.S. Concrete may also file other relevant documents with the SEC regarding the proposed transaction. The information in the preliminary proxy statement will not be complete and may be changed. The definitive proxy statement will be delivered to stockholders of U.S. Concrete. This communication is not a substitute for any proxy statement or any other document that may be filed with the SEC in connection with the proposed transaction.

INVESTORS AND SECURITY HOLDERS OF U.S. CONCRETE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the preliminary proxy statement and the definitive proxy statement (in each case, if and when available) and other documents containing important information about Vulcan, U.S. Concrete and the proposed transaction once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Vulcan will be available free of charge on Vulcan’s website at https://www.vulcanmaterials.com. Copies of the documents filed with the SEC by U.S. Concrete will be available free of charge on U.S. Concrete’s website at https://www.us-concrete.com.

Participants in the Solicitation

Vulcan, U.S. Concrete, their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies from U.S. Concrete’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of U.S. Concrete stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC. Information about these persons is included in each company’s annual proxy statement and in other documents subsequently filed with the SEC, and will be included in the proxy statement when filed.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, regarding Vulcan and U.S. Concrete, including, but not limited to, statements about the benefits of the proposed transaction of Vulcan and U.S., including future financial and operating results, Vulcan’s or U.S. Concrete’s plans, objectives, expectations and intentions and the expected timing of completion of the proposed transaction. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the companies’ current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties, many of which are beyond Vulcan’s or U.S. Concrete’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: Vulcan’s and U.S. Concrete’s ability to complete the transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary regulatory and stockholder approvals and the satisfaction of other closing conditions to consummate the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive merger agreement relating to the proposed transaction; failure to realize the expected benefits of the proposed transaction; significant transaction costs and/or unknown or inestimable liabilities; the risk that U.S. Concrete’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; Vulcan’s ability to obtain the expected financing to consummate the proposed transaction; risks related to future opportunities and plans for the combined company, including the uncertainty of expected future regulatory filings, financial performance and results of the combined company following completion of the proposed transaction; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; effects relating to the announcement of the proposed transaction or any further announcements or the consummation of the transaction on the market price of Vulcan’s or U.S. Concrete’s common stock; the possibility that, if Vulcan does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of Vulcan’s common stock could decline; the risk of potential shareholder litigation associated with the possible transaction, including resulting expense or delay; regulatory initiatives and changes in tax laws; the impact of the COVID-19 pandemic on the operations and financial results of Vulcan, U.S. Concrete or the combined company; general economic conditions; and other risks and uncertainties affecting Vulcan and U.S. Concrete, including those described from time to time under the caption “Risk Factors” and elsewhere in Vulcan’s and U.S. Concrete’s SEC filings and reports, including Vulcan’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, U.S. Concrete’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and future filings and reports by either company. Moreover, other risks and uncertainties of which Vulcan or U.S. Concrete are not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Vulcan and U.S. Concrete caution investors that such forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such forward-looking statements. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events as at such dates, even if they are subsequently made available by Vulcan or U.S. Concrete on their respective websites or otherwise. Neither Vulcan nor U.S. Concrete undertakes any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2021	VULCAN MATERIALS COMPANY

	By:	/s/ Denson N. Franklin III
	Name:	Denson N. Franklin III
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

VULCAN MATERIALS COMPANY,

GRIZZLY MERGER SUB I, INC.

and

U.S. CONCRETE, INC.

dated as of

June 6, 2021

-i-

-ii-

-iii-

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of June 6, 2021, is by and among Vulcan Materials Company, a New Jersey corporation (“Parent”), Grizzly Merger Sub I, Inc., a Delaware corporation and a wholly owned direct or indirect subsidiary of Parent (“Merger Sub”), and U.S. Concrete, Inc., a Delaware corporation (the “Company”). Parent, Merger Sub and the Company are each sometimes referred to herein as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, it is proposed that the Parties effect the acquisition of the Company by Parent through the merger of Merger Sub with and into the Company, with the Company being the surviving entity (the “Merger”);

WHEREAS, in connection with the Merger, each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any Cancelled Shares, Converted Shares or Dissenting Shares) shall be automatically converted into the right to receive the Merger Consideration upon the terms and conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the board of directors of the Company (the “Company Board of Directors”) unanimously (a) determined that the terms of this Agreement and the transactions contemplated hereby (the “Transactions”), including the Merger, are fair to, and in the best interests of, the Company and its stockholders (the “Company Stockholders”), (b) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement, (c) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained herein and (d) resolved to recommend that the Company Stockholders vote to adopt this Agreement (the “Company Board Recommendation”);

WHEREAS, the board of directors of each of Parent and Merger Sub, and Parent, as the sole stockholder of Merger Sub, have approved this Agreement and determined that this Agreement and the Transactions, including the Merger, are advisable and fair to, and in the best interests of, Parent and Merger Sub and their respective stockholder(s); and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also prescribe various terms of and conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1.    Definitions. All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in this Article I or as otherwise defined elsewhere in this Agreement, unless the context clearly provides otherwise. For purposes of this Agreement, the term:

“Acceptable Confidentiality Agreement” means a confidentiality agreement entered into after the date hereof with the Company that contains terms that (a) are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (it being understood that the Company shall use its reasonable best efforts to procure that such confidentiality agreement contain a “standstill” or similar provision, except that such provision may include an exception solely to the extent necessary to allow a Person to make a non-public proposal to the Company Board of Directors), (b) do not in any way restrict the Company or its Representatives from complying with its obligations under this Agreement and (c) do not require the Company or any Company Subsidiary to reimburse the costs or expenses of any Person.

“Acquisition Proposal” means any offer, proposal or indication of interest from a Person (as such term is used in Section 6.3) (other than a proposal or offer by Parent or any Parent Subsidiary) at any time relating to any transaction or series of related transactions (other than the Transactions) involving: (a) any acquisition or purchase by any Person, directly or indirectly, of more than fifteen percent (15%) of any class of outstanding voting or equity securities of the Company (whether by voting power or number of shares), or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person beneficially owning more than fifteen percent (15%) of any class of outstanding voting or equity securities of the Company (whether by voting power or number of shares), (b) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company (or any of the Company Subsidiaries) and a Person pursuant to which the Company Stockholders immediately preceding such transaction hold less than eighty-five percent (85%) of the equity interests in the surviving or resulting entity of such transaction (whether by voting power or number of shares) or (c) any sale, lease, exchange, spin-off, transfer or other disposition to a Person of more than fifteen percent (15%) of the consolidated assets of the Company and the Company Subsidiaries, in the aggregate (measured by the fair market value thereof and including equity interests of any Company Subsidiaries).

“Anti-Corruption Law” means any Law related to combating bribery and corruption, including the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions, the UN Convention Against Corruption and any implementing legislation promulgated pursuant to such Conventions, the Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010.

“Antitrust Laws” means any applicable supranational, national, federal, state, county, local or foreign Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act, the Sherman Act, the Clayton Act and the Federal Trade Commission Act, in each case, as amended, and other similar laws regulating antitrust, competition or restraint of trade of any U.S., foreign or international jurisdiction.

“business day” means any day, other than a Saturday, Sunday and any day which is a legal holiday under the Laws of the State of New York or is a day on which banking institutions located in the State of New York are authorized or required by applicable Law or other governmental action to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and each bonus, stock, stock option or other equity-based compensation arrangement or plan, incentive, deferred compensation, retirement or supplemental retirement, severance, employment, change-in-control, retention, collective bargaining, profit sharing, pension, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, and each insurance and other similar fringe or employee benefit plan, program or arrangement, in each case, for the benefit of current or former employees, directors or individual consultants (or any dependent or beneficiary thereof) of the Company or any Company Subsidiary or any of their ERISA Affiliates or with respect to which the Company or any Company Subsidiary has or may have any obligation or liability (whether actual or contingent).

“Company Bylaws” means the bylaws of the Company as in effect on the date hereof.

“Company Certificate” means the Amended and Restated Certificate of Incorporation of the Company as in effect on the date hereof.

“Company Credit Agreements” means each of (a) the Credit and Guaranty Agreement, dated as of April 17, 2020, among the Company, the guarantors party thereto, the financial institutions from time to time party thereto, and Bank of America, N.A., as administrative agent and collateral agent (as may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement, the “Delayed Draw Term Loan Agreement”), (b) the Third Amended and Restated Loan and Security Agreement, dated as of August 31, 2017, among the Company and certain subsidiaries of the Company, as borrowers, the guarantors party thereto, the financial institutions from time to time party thereto and Bank of America, N.A., as agent (as amended by the First Amendment to Third Amended and Restated Loan and Security Agreement, dated as of November 14, 2017, and as supplemented by Joinder Agreements dated as of November 2, 2017, March 20, 2018, June 22, 2018, September 25, 2018 and April 16, 2020, the “Existing ABL Agreement”), as the Existing ABL Agreement may be amended prior to the Effective Time by an amendment or amendment and restatement consistent with Section 6.1(b)(xii) of the Company Disclosure Letter (the “ABL Amendment”; the Existing ABL Agreement, as so amended or amended and restated by the ABL Amendment and as may be further amended, amended and restated or otherwise modified from time to time in accordance with this Agreement, the “ABL Agreement”) and (c) the credit agreement (as may be amended, amended and restated, supplemented or otherwise modified from to time in accordance with this Agreement, the “Term Loan B Credit Agreement”) governing the pending “term loan B” Indebtedness of the Company and certain Company Subsidiaries in an aggregate principal amount not to exceed $300,000,000, the net proceeds of which are to be used for working capital and general corporate purposes, including to Discharge the 2024 Notes, to prepay outstanding borrowings under the ABL Agreement, and to pay any related fees and expenses in connection therewith.

“Company Debt Instruments” means, collectively, the Company Credit Agreements, the Senior Notes and the Senior Notes Indentures.

“Company Equity Awards” means the Company RSU Awards.

“Company Equity Plans” means the Company’s U.S. Concrete, Inc. Long Term Incentive Plan.

“Company Governing Documents” means the Company Bylaws and the Company Certificate.

“Company Intellectual Property Rights” means all Intellectual Property Rights owned by (or claimed by the Company to be owned by), filed in the name of or exclusively licensed to the Company or any Company Subsidiary.

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the financial condition, business, assets, liabilities or results of operations of the Company and the Company Subsidiaries, taken as a whole or (ii) the ability of the Company to consummate the Transactions, including the Merger, prior to the Outside Date; provided, however, that no Effects to the extent resulting or arising from the following shall be deemed to constitute a Company Material Adverse Effect or shall be taken into account when determining whether a Company Material Adverse Effect exists or has occurred or is reasonably expected to exist or occur as described in clause (i) above: (a) any changes in general United States, regional or global economic conditions, including any changes affecting financial, credit, foreign exchange or capital market conditions, (b) any changes in general conditions in any industry or industries in which the Company and the Company Subsidiaries operate, (c) any changes in general political, regulatory or legislative conditions, (d) any changes after the date hereof in GAAP or any other accounting standards or principles or the interpretation of the foregoing, (e) any changes after the date hereof in applicable Law or the interpretation thereof, (f) any failure by the Company to meet any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period in and of itself, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded by the other clauses of this definition of a “Company Material Adverse Effect” may be taken into account for the purpose of determining whether a Company Material Adverse Effect exists or has occurred or is reasonably expected to exist or occur), (g) any changes in geopolitical conditions, acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, natural disasters, pandemics (including the COVID-19 pandemic) or other force majeure events, including any worsening of such conditions threatened or existing as of the date hereof, (h) the execution and delivery of this Agreement or the consummation of the Transactions or the public announcement of this Agreement or the Transactions, including any litigation arising out of or relating to this Agreement or the Transactions, the identity of Parent, departures of officers or employees, changes in relationships with suppliers or customers or other business relations, in each case only to the extent resulting from the execution and delivery of this Agreement or the consummation of the Transactions or the public announcement of this Agreement or the Transactions (it being understood that this clause (h) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the Transactions or to address the consequences of litigation), (i) any action or failure to take any actions which action or failure to act is requested in writing by Parent or any action required by, or the failure to take any action prohibited by, the terms of this Agreement (other than Section 6.1(a)), and (j) any change in the price or trading volume of shares of Company Common Stock or any other publicly traded securities of the Company or any Company Subsidiary in and of itself (provided that the facts and circumstances giving rise to such change that are not otherwise excluded from the definition of a Company Material Adverse Effect may be taken into account for the purpose of determining whether a Company Material Adverse Effect exists or has occurred or is reasonably expected to exist or occur); provided that with respect to the exceptions set forth in clauses (a), (b), (c), (d), (e) and (g), if such Effect has had a disproportionate adverse effect on the Company or any Company Subsidiary relative to other companies operating in the industry or industries in which the Company and the Company Subsidiaries operate then the incremental disproportionate adverse impact of such Effect shall be taken into account for the purpose of determining whether a Company Material Adverse Effect exists or has occurred or is reasonably expected to exist or occur.

“Company Registered Intellectual Property” means Registered Intellectual Property filed in the name of or applied for by the Company or any Company Subsidiary, whether wholly or jointly owned.

“Company RSU Award” means each restricted stock unit award covering shares of Company Common Stock and granted by the Company.

“Company Subsidiaries” means the Subsidiaries of the Company.

“Confidentiality Agreement” means the Non-Disclosure Agreement, dated August 24, 2020 between Parent and the Company, as it may be amended, modified or supplemented from time to time.

“Contract” means any written or oral agreement, contract, subcontract, settlement agreement, lease, sublease, instrument, permit, concession, franchise, binding understanding, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy or other legally binding commitment or undertaking of any nature. For the avoidance of doubt, “Contract” shall not include any purchase order or invoice issued or received in the ordinary course of business and consistent with past practice.

“Controlled Group Liability” means any and all liabilities (a) under Title IV of ERISA, (b) under Section 302 of ERISA, (c) under Sections 412 and 4971 of the Code, (d) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code and (e) under corresponding or similar provisions of foreign laws or regulations.

“Effect” means any change, effect, development, circumstance, condition, fact, state of facts, event or occurrence.

“Environment” means the natural environment (including soil, land surface or subsurface strata, surface water, groundwater, sediment, ambient air (including all layers of the atmosphere), organic and inorganic matter and living organisms, including human health and safety, and any other environmental medium or natural resource).

“Environmental Law” means any and all applicable Laws (a) relating to reclamation or restoration of property; abatement of pollution; protection of the Environment; protection of wildlife, including endangered species; ensuring public health and safety from environmental hazards; management, treatment, storage, disposal or control of, or exposure to, Hazardous Substances; Releases or threatened Releases, (b) relating to manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, or (c) impose liability or responsibility with respect to any of the foregoing, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), or any other Law of similar effect.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Export Controls” means all applicable export and re-export control Laws and regulations, including the Export Administration Regulations maintained by the U.S. Department of Commerce, trade and economic sanctions maintained by OFAC and the International Traffic in Arms Regulations maintained by the U.S. Department of State and any applicable anti-boycott compliance regulations.

“Financing” means any financing arranged or obtained (or attempted to be arranged or obtained) by Parent or Merger Sub for the purpose of financing the transactions contemplated by this Agreement or any transaction undertaken in connection therewith (including to fund the payment by Parent and Merger Sub of funds to consummate the Merger and to make all other payments and perform the other obligations of Parent and Merger Sub contemplated by this Agreement (including the payment of any amounts required to repay any Indebtedness in connection with the transactions contemplated hereby)).

“Financing Parties” means the entities that have committed to provide or arrange or otherwise entered into agreements in connection with the Financing, or to purchase securities from or place securities or arrange or provide loans for Parent as part of the Financing, including the parties to any applicable commitment letter, engagement letter, joinder agreements, indentures or credit agreements relating thereto (the “Financing Entities”) and their respective affiliates and their respective affiliates’ officers, directors, employees, agents and Representatives and their respective successors and assigns; provided that neither Parent nor any affiliate of Parent shall be a Financing Party.

“Governmental Entity” means (a) any supranational, national, federal, state, county, municipal, local, provincial or foreign government or any entity exercising executive, legislative, judicial, arbitral, regulatory, taxing, or administrative functions of or pertaining to government, (b) any public international governmental organization, (c) any agency, division, bureau, department, committee, or other political subdivision of any government, entity or organization described in the foregoing clauses (a) or (b) of this definition (including patent and trademark offices) or (d) quasi-governmental, self-regulatory agency, commission or authority, including any national securities exchange or national quotation system.

“Hazardous Substances” means any pollutant, chemical, substance, material or waste, whether consisting of solid, liquid, gas or vapor, that is prohibited, listed, defined, designated or classified as hazardous, radioactive, corrosive, explosive, infectious, carcinogenic, or toxic or a pollutant or a contaminant under or pursuant to, or subject to regulation, control or remediation under, any Environmental Laws, including any quantity of petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, asbestos-containing material, urea-formaldehyde and urea-formaldehyde-containing material, lead paint, polychlorinated biphenyls (or PCBs), dioxins, hydrogen sulphide, arsenic, cadmium, lead, mercury, dibenzofurans, heavy metals, mold, mold spores and mycotoxins.

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Import Restrictions” means all applicable U.S. and foreign import Laws, including Title 19 of the U.S. Code and Title 19 of the Code of Federal Regulations.

“Indebtedness” means, with respect to any Person, at a particular time, without duplication, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, (c) all Indebtedness of others secured by any Lien on owned or acquired property, whether or not the Indebtedness secured thereby has been assumed, (d) all guarantees (or any other arrangement having the economic effect of a guarantee) of Indebtedness of others, (e) all finance lease obligations and all synthetic lease obligations, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of financial guaranties, letters of credit, letters of guaranty, surety bonds and other similar instruments, (g) all securitization transactions, (h) all obligations representing the deferred and unpaid purchase price of property (other than trade payables incurred in the ordinary course of business), (i) all obligations, contingent or otherwise, in respect of bankers’ acceptances and (j) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that would be payable upon termination thereof (assuming they were terminated on the date of determination).

“Intellectual Property Rights” means all rights throughout the world in, arising out of, or associated with any of the following: (a) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations in part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures (“Patents”); (b) all trade secret rights and other rights in know-how and confidential or proprietary information or in information that derives independent economic value, actual or potential, from not being known to other Persons (“Trade Secrets”); (c) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world (“Copyrights”); (d) all industrial designs and any registrations and applications therefor throughout the world; (e) mask works, mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world; (f) all rights in World Wide Web addresses and domain names and applications and registrations therefor; (g) all Trademarks; and (h) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

“Inventory” means all finished goods and goods for resale, all work in progress, all stores inventory, all parts and supplies, and all raw materials and consumables.

“Knowledge” means, as the case may be, the knowledge of (a) Stanley G. Bass or Denson N. Franklin III with respect to Parent or Merger Sub or (b) Ronnie Pruitt, John E. Kunz, Brian Mahavier or Paul M. Jolas with respect to the Company, in each case after reasonable inquiry.

“Law” means any law (including common law), statute, requirement, code, rule, regulation, order, ordinance, judgment or decree or other pronouncement of any Governmental Entity.

“Lien” means any lien, pledge, hypothecation, mortgage, deed of trust, security interest, encumbrance, covenant, charge, claim, option, right of first refusal, easement, right of way, encroachment, occupancy right, preemptive right, community property interest or restriction of any similar nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), whether voluntarily incurred or arising by operation of Law, but excluding restrictions on transfer arising under applicable securities laws.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 3(37) of ERISA.

“NASDAQ” means the NASDAQ Global Select Market.

“Non-Scheduled Licenses” means: (a) standard form Contracts granting the Company or a Company Subsidiary non-exclusive rights to use off-the-shelf technology made generally available on commercially reasonable terms, (b) Open Source Licenses, (c) confidentiality agreements (where the only licenses or other rights granted by the Company or its Subsidiaries are non-exclusive rights granted in connection with the examination and evaluation of confidential information) entered into in the ordinary course of business consistent with past practice, (d) Contracts with consultants, contractors or vendors where the only licenses or other rights granted by the Company or its Subsidiaries are non-exclusive rights granted in the ordinary course of business consistent with past practice for the purpose of the counterparty’s provision of products or services to the Company or its Subsidiaries and that are customary for the product or service provided, (e) intellectual property assignment and confidentiality agreements with employees substantially in the form of the Company’s or its Subsidiaries’ then-current form of agreement as made available to Parent, and (f) agreements with suppliers (other than Material Supplier

Agreements), in each case of this clause (f) that (i) are entered into in the ordinary course of business consistent with past practice and (ii) are not material to the conduct of the business of the Company and the Company Subsidiaries, taken as a whole.

“NYSE” means the New York Stock Exchange.

“Open Source License” means any license that is approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, and any similar license for “free,” “publicly available” or “open source” software, including the GNU General Public License, the Lesser GNU General Public License, the Apache License, the BSD License, Mozilla Public License, the MIT License or any other license that includes similar terms.

“Parent Subsidiaries” means the Subsidiaries of Parent.

“Permitted Liens” means any (a) Lien for Taxes or governmental assessments, charges or claims of payment not yet delinquent or that is being contested in good faith by appropriate proceedings and, in each case, for which adequate reserves have been established in accordance with GAAP, (b) Lien which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising in the ordinary course of business consistent with past practice, (c) Lien that is specifically disclosed in the Company SEC Documents as of the date hereof as securing indebtedness or liabilities reflected in the most recent consolidated balance sheet of the Company or the notes thereto included in Company SEC Documents as of the date hereof, (d) Lien which is a statutory or common law Lien to secure landlords, lessors or renters under leases or rental agreements, (e) with respect to real property, Lien which is imposed on the underlying fee or other interest in real property subject to a real property lease, (f) with respect to real property, any irregularities, zoning and land use covenants and conditions, easements, rights-of-way, non-monetary encumbrances and minor title defects, in each case, that would not, individually or in the aggregate, reasonably be expected to materially impair the operation of the Company’s business at such real property, as presently conducted, or materially detract from the value of the real property, (g) Liens securing Indebtedness under the Company Credit Agreements and (h) Liens securing an indemnity obligation, surety bond or letter of credit with respect to obligations incurred by the Company and the Company Subsidiaries in the ordinary course of business.

“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

“Personal Information” means any information that, alone or in combination with other information, identifies or could reasonably be used to identify an individual, and any other personal information the collection, use, storage, dissemination, processing or disposal of which is governed by Law.

“Privacy Legal Requirement” means all applicable Laws that pertain to privacy, the collection, receipt, storage, compilation, transfer, disposal, security (both technical and physical), disclosure, transfer, privacy, processing, protection, sharing, breach or other use of Personal Information.

“Proceedings” means all actions, suits, claims, hearings, arbitrations, litigations, mediations, grievances, audits, investigations, examinations or other proceedings (whether civil, criminal or administrative), in each case, by or before any Governmental Entity.

“Registered Intellectual Property” means all applications, registrations and filings for Intellectual Property Rights that have been registered, filed, certified or otherwise perfected or recorded with or by any state, government or other public or quasi-public legal authority anywhere in the world, including the United States Patent and Trademark Office or United States Copyright Office, including issued Patents and Patent applications, registered Trademarks and Trademark applications, registered Copyrights and Copyright applications, and domain name registrations and applications.

“Release” means any sudden, intermittent or gradual release, spill, leak, pumping, addition, pouring, emission, emptying, discharge, migration, injection, escape, leaching, disposal, dumping, deposit, spraying, burial, abandonment, incineration, seepage, placement or introduction of a Hazardous Substance, whether accidental or intentional, into the Environment.

“Remedial Action” shall mean any investigation, feasibility study, monitoring, testing, sampling, removal (including removal of underground storage tanks), restoration, clean-up, remediation, closure, site restoration, remedial response or remedial work, in each case in relation to environmental matters.

“Representatives” means, when used with respect to any Person, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers and other agents, advisors and representatives of such Person and its Subsidiaries.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Notes” means each of the Company’s (i) 6.375% Senior Notes due 2024 (the “2024 Notes”) and (ii) 5.125% Senior Notes due 2029.

“Senior Notes Indentures” means each of (i) the Indenture, dated as of June 7, 2016, among the Company, as issuer, certain Company Subsidiaries, as subsidiary guarantors, and U.S. Bank National Association (“USB”), as trustee, as supplemented by Supplemental Indenture No. 1, dated as of October 12, 2016, among Valente Equipment Leasing Corp., USC-Jenna, LLC and USC-Kings, LLC, as new guarantors, the Company and USB, Supplemental Indenture No. 2, dated as of January 9, 2017, among the Company, the guarantors party thereto and USB, Supplemental Indenture No. 3, dated as of November 2, 2017, among NorCal Materials, Inc., as a new guarantor, the Company and USB, Supplemental Indenture No. 4, dated as of March 20, 2018, among Polaris Aggregates Inc., WMC IP, Inc. and WMC OP, LLC, as new guarantors, the Company and USB, Supplemental Indenture No. 5, dated as of June 22, 2018, among USC-Coram, LLC and USC-L&L, LLC, as new guarantors, the Company and USB, Supplemental Indenture No. 6, dated as of September 25, 2018, among USC-New York Payroll, LLC, as a new guarantor, the Company and USB, and Supplemental Indenture No. 7, dated as of April 16, 2020, among Coram Materials Corp, Miller Place Development LLC, A.B. of Sayville, Ltd., MLFF Realty Corp. and BSLH Realty

Corp., as new guarantors, the Company and USB (such Indenture, as so supplemented and as may be further amended, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement, the “2024 Notes Indenture”) and (ii) the Indenture, dated as of September 23, 2020, among the Company, as issuer, certain Company Subsidiaries as subsidiary guarantors and U.S. Bank National Association, as trustee (as may be amended, amended and restated supplemented or otherwise modified in accordance with this Agreement, the “2029 Notes Indenture”).

“Software” means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code, object code or other form.

“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, limited liability company, partnership or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.

“Superior Proposal” means a bona fide, written Acquisition Proposal (with references in the definition thereof to fifteen percent (15%) and eighty-five percent (85%) being deemed to be replaced with references to eighty percent (80%) and twenty percent (20%), respectively) made in writing, after the date hereof, by a third party (other than Parent and Merger Sub), which the Company Board of Directors determines in good faith after consultation with the Company’s outside legal and financial advisors, taking into account all financial, legal, regulatory and other aspects of such Acquisition Proposal is (a) reasonably likely to be completed on the terms proposed and (b) taking into account, if applicable, any changes to the terms of this Agreement proposed by Parent pursuant to Section 6.3, is more favorable to the Company Stockholders from a financial point of view than the Merger.

“Takeover Statute” means any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar Law, including Section 203 of the DGCL.

“Tax” or “Taxes” means any and all U.S. federal, state, local and non-U.S. taxes, customs, assessments, levies, duties, tariffs, imposts and other similar charges and fees imposed by any Governmental Entity, including, without limitation, any income (whether on or based upon net income, gross income, earnings or profits, or otherwise), franchise, excess, windfall or other profits, inventory, gross receipts, capital gains, net proceeds, property, sales, use, business, net worth, goods and services, capital stock, wealth, welfare, license, fuel, natural resources, production, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, occupancy, severance, gift, estate, recording, non-resident or other withholding, ad valorem, turnover, lease, user, stamp, transfer, value-added, occupation, premium, environmental, disability, real property, personal property, registration, alternative or add-on minimum, base erosion minimum, or estimated tax, including any interest, penalty, additions to tax and any additional amounts imposed with respect thereto, whether disputed or not.

“Tax Return” means any report, return, certificate, claim for refund, election, estimated Tax filing or declaration filed or required to be filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Termination Fee” means an amount in cash equal to $50,000,000.

“Trademarks” means all trademarks, service marks, trade names, service names, trade dress, logos, and other identifiers of the source or origin of goods and services, and all statutory, federal, common law, and rights provided by international treaties or conventions, in any of the foregoing.

“Treasury Regulations” means the U.S. Treasury regulations promulgated under the Code.

Section 1.2.    Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement:

2024 Notes	Section 1.1
2024 Notes Indenture	Section 1.1
2029 Notes Indenture	Section 1.1
401(k) Termination Date	Section 7.7(c)
ABL Agreement	Section 1.1
ABL Amendment	Section 1.1
Agreement	Preamble
Antitrust Remedial Action	Section 7.2(a)
Base Amount	Section 7.4(c)
Book-Entry Shares	Section 3.2(b)(ii)
Cancelled Shares	Section 3.1(b)
Certificate of Merger	Section 2.3
Certificates	Section 3.2(b)(i)
Change of Recommendation	Section 6.3(b)
Closing	Section 2.2
Closing Date	Section 2.2
Collective Bargaining Agreements	Section 4.11(a)
Company	Preamble
Company Acquisition Agreement	Section 6.3(b)
Company Board of Directors	Recitals
Company Board Recommendation	Recitals
Company Capitalization Date	Section 4.2(a)
Company Common Stock	Recitals
Company Disclosure Letter	Article IV
Company Leases	Section 4.16(b)
Company Permits	Section 4.9(b)
Company Preferred Stock	Section 4.2(a)
Company SEC Documents	Section 4.5(a)
Company Stockholder Approval	Section 4.3(a)

Company Stockholders	Recitals
Company Stockholders’ Meeting	Section 7.12(b)
Continuing Employees	Section 7.7(a)
Converted Shares	Section 3.1(b)
Copyrights	Section 1.1
Credit Facility Terminations	Section 7.14(a)
Delayed Draw Term Loan Agreement	Section 1.1
DGCL	Recitals
Discharge	Section 7.14(b)
Dissenting Shares	Section 3.3(a)
DOJ	Section 7.2(b)
Effective Time	Section 2.3
Enforceability Limitations	Section 4.3(b)
Equity Award Consideration	Section 3.4(a)
Existing ABL Agreement	Section 1.1
Financing Entities	Section 1.1
FTC	Section 7.2(b)
GAAP	Section 4.5(b)
Indemnified Parties	Section 7.4(a)
Intervening Event	Section 6.3(e)
Leased Real Property	Section 4.16(b)
Material Contracts	Section 4.17(a)
Material Customer	Section 4.19(a)
Material Customer Agreement	Section 4.19(a)
Material Supplier	Section 4.19(b)
Material Supplier Agreement	Section 4.19(b)
Merger	Recitals
Merger Consideration	Section 3.1(a)
Merger Sub	Preamble
Merger Sub Shares	Section 3.1(c)
New Plans	Section 7.7(b)
OFAC	Section 4.9(e)
Old Plans	Section 7.7(b)
Outside Date	Section 9.1(d)
Owned Real Property	Section 4.16(a)
Parent	Preamble
Parent Governing Documents	Section 5.1
Parent Termination Fee	Section 9.2(c)
Parties	Preamble
Party	Preamble
Patents	Section 1.1
Paying Agent	Section 3.2(a)
Payment Fund	Section 3.2(a)
Payoff Letter	Section 7.14(a)
Proxy Statement	Section 7.12(a)
Real Property	Section 4.16(b)
Relevant Matters	Section 10.9(a)

Restricted Parties	Section 4.9(f)
Sarbanes-Oxley Act	Section 4.5(a)
Surviving Company	Section 2.1
Surviving Company Stock	Section 3.1(b)
Term Loan B Credit Agreement	Section 1.1
Trade Secrets	Section 1.1
Transactions	Recitals
USB	Section 1.1
willful breach	Section 9.2(a)

ARTICLE II

THE MERGER

Section 2.1.    The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub will cease, with the Company surviving the Merger (the Company, as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Company”), such that following the Merger, the Surviving Company will be, directly or indirectly, a wholly owned Subsidiary of Parent. The Merger shall have the effects provided in this Agreement and as specified in the DGCL.

Section 2.2.    The Closing. The closing of the Merger (the “Closing”) shall take place at 8:00 a.m., New York City time, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, on the third (3rd) business day after the satisfaction or, to the extent permitted by applicable Law, waiver of the last of the conditions set forth in Article VIII to be satisfied or waived (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of such conditions at the Closing), unless another time, date or place is agreed to in writing by the Company and Parent. The date on which the Closing actually takes place is referred to as the “Closing Date.”

Section 2.3.    Effective Time. On the Closing Date, the Parties shall cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be duly executed and filed with the Secretary of State of the State of Delaware as provided under the DGCL and make any other filings, recordings or publications required to be made by the Company or Merger Sub under the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or on such other date and time as shall be agreed to by the Company and Parent and specified in the Certificate of Merger (such date and time being hereinafter referred to as the “Effective Time”).

Section 2.4.    Governing Documents. At the Effective Time, subject to Section 7.4, the certificate of incorporation and the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws, respectively, of the Surviving Company until thereafter changed or amended as provided therein or by applicable Law (and subject to the provisions of Section 7.4); provided that the name of the Surviving Company shall be “U.S. Concrete, Inc.”

Section 2.5.    Officers and Directors of the Surviving Company. Unless otherwise determined by Parent prior to the Effective Time, the officers of Merger Sub immediately prior to the Effective Time, from and after the Effective Time, shall be the initial officers of the Surviving Company. The directors of Merger Sub immediately prior to the Effective Time, from and after the Effective Time, shall be the initial directors of the Surviving Company.

ARTICLE III

TREATMENT OF SECURITIES

Section 3.1.    Treatment of Capital Stock.

(a)    Treatment of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or holders of any securities of the Company or of Merger Sub, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Cancelled Shares, any Converted Shares and any Dissenting Shares) shall be automatically converted into the right to receive $74.00 in cash, without interest (the “Merger Consideration”), subject to the withholding tax provisions of Section 3.5. From and after the Effective Time, all such shares of Company Common Stock (other than any Cancelled Shares, any Converted Shares and any Dissenting Shares) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such shares of Company Common Stock in accordance with Section 3.2.

(b)    Certain Company Common Stock. At the Effective Time, each share of Company Common Stock that is, immediately prior to the Effective Time, owned or held in treasury by the Company or is owned by Parent or Merger Sub (collectively, the “Cancelled Shares”) shall automatically be cancelled and retired and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof. At the Effective Time, any shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are owned by any direct or indirect wholly owned Subsidiary of Parent (other than Merger Sub) or of the Company (the “Converted Shares”) shall be converted into such number of shares of common stock of the Surviving Company (“Surviving Company Stock”) such that the ownership percentage of any such Subsidiary in the Surviving Company shall equal the ownership percentage of such Subsidiary in the Company immediately prior to the Effective Time.

(c)    Treatment of Merger Sub Shares. At the Effective Time, each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub (the “Merger Sub Shares”) shall be automatically converted into and become one (1) fully paid and nonassessable share of Surviving Company Stock. From and after the Effective Time, all certificates representing Merger Sub Shares shall be deemed for all purposes to represent the number of shares of Surviving Company Stock into which they were converted in accordance with the immediately preceding sentence.

(d)    Adjustment to Merger Consideration. If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock are changed into a different number, type or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted, without duplication, to provide the same economic effect as contemplated by this Agreement prior to such change. Nothing in this Section 3.1(d) shall be construed to permit the Company to take any action with respect to its securities that is otherwise prohibited or restricted by the terms of this Agreement.

Section 3.2.    Payment for Securities; Surrender of Certificates.

(a)    Payment Fund. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as the paying agent in connection with the Merger (the “Paying Agent”), the identity and terms of appointment of which shall be reasonably acceptable to the Company. The Paying Agent shall also act as the agent for the Company Stockholders for the purpose of receiving and holding their Certificates and Book-Entry Shares and shall obtain no rights or interests in the shares represented thereby. At or immediately after the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent cash in immediately available funds in an amount sufficient to pay the aggregate Merger Consideration (the “Payment Fund”), in each case, for the sole benefit of the holders of Company Common Stock; provided that, notwithstanding anything herein to the contrary, no such deposits shall be required to be made with respect to any Dissenting Shares. In the event the Payment Fund shall be insufficient (other than as a result of payment of the Merger Consideration in accordance with this Agreement) to pay the aggregate Merger Consideration, Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount that is equal to the shortfall that is required to make such payment. Parent shall cause the Paying Agent to make, and the Paying Agent shall make, delivery of the Merger Consideration out of the Payment Fund in accordance with this Agreement. The Payment Fund shall not be used for any purpose that is not expressly provided for in this Agreement. The Payment Fund shall be invested by the Paying Agent as reasonably directed by Parent; provided, however, that any investment of the Payment Fund shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $50 billion (based on the most recent financial statements of such bank that are then publicly available), and that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article III. Any interest and other income resulting from such investments shall be paid to Parent.

(b)    Procedures for Surrender.

(i)    Company Common Stock Certificates. Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Certificates”) and whose shares of Company Common Stock were converted pursuant to Section 3.1(a) into the right to receive the Merger Consideration (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the

Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof and, if required by Parent, an indemnity bond) to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof and, if required by Parent, an indemnity bond) in exchange for payment of the Merger Consideration into which such shares of Company Common Stock have been converted pursuant to Section 3.1(a). Upon surrender of a Certificate (or an affidavit of loss in lieu thereof and, if required by Parent, an indemnity bond) for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate whose shares of Company Common Stock represented by such Certificate were converted pursuant to Section 3.1(a) into the right to receive the Merger Consideration shall automatically upon the Effective Time be entitled to receive in exchange therefor the Merger Consideration pursuant to the provisions of this Article III for each share of Company Common Stock formerly represented by such Certificate, and such Certificate so surrendered shall be forthwith cancelled. Until surrendered as contemplated by this Section 3.2(b), each Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration as contemplated by this Article III. The Paying Agent shall accept such Certificates (or affidavits of loss in lieu thereof and, if required by Parent, an indemnity bond) upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that (x) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (y) the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of Parent that such Tax either has been paid or is not required to be paid.

(ii)    Book-Entry Shares. Any holder of non-certificated shares of Company Common Stock represented by book-entry (“Book-Entry Shares”) and whose shares of Company Common Stock were converted pursuant to Section 3.1(a) into the right to receive the Merger Consideration shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration. In lieu thereof, each registered holder of one (1) or more Book-Entry Shares whose shares of Company Common Stock represented by such Book-Entry Shares were converted pursuant to Section 3.1(a) into the right to receive the Merger Consideration shall automatically upon the Effective Time be entitled to receive in exchange therefor the Merger Consideration pursuant to the provisions of this Article III for each share of Company Common Stock formerly represented by such Book-Entry Share, and the Book-Entry Share so exchanged shall be forthwith cancelled. Until payment is made with respect thereto as contemplated by this Section 3.2(b), each Book-Entry Share shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration as contemplated by this Article III. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered.

(iii)    No Interest. No interest shall be paid or accrue on any portion of the Merger Consideration payable hereunder upon surrender of any Certificate (or affidavit of loss in lieu thereof in accordance with Section 3.2(e)) or in respect of any Book-Entry Share.

(c)    Transfer Books; No Further Ownership Rights in Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Company Common Stock on the records of the Company. Each share of Company Common Stock to be converted into the right to receive the Merger Consideration as provided in Section 3.1(a) shall, as of the Effective Time, no longer be outstanding and shall be automatically canceled and shall cease to exist, and the holders of Certificates or Book-Entry Shares, which immediately prior to the Effective Time represented such Company Common Stock, shall cease to have any rights with respect to such Company Common Stock other than only the right to receive, upon surrender of such Certificates or exchange of such Book-Entry Shares in accordance with Section 3.2, the Merger Consideration. If, after the Effective Time, Certificates or Book-Entry Shares are presented to Parent for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(d)    Termination of Payment Fund; No Liability. At any time following the first (1st) anniversary of the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) remaining in the Payment Fund that have not been disbursed, or for which disbursement is pending subject only to the Paying Agent’s routine administrative procedures, to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look only to Parent (subject to abandoned property, escheat or similar Laws) as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates (or affidavit of loss in lieu thereof in accordance with Section 3.2(e)) or Book-Entry Shares and compliance with the procedures in Section 3.2(b), without any interest thereon. Notwithstanding the foregoing, none of Parent, the Company, Merger Sub, the Surviving Company or the Paying Agent shall be liable to any holder of a Certificate or Book-Entry Share for any Merger Consideration or other amounts delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e)    Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and, if required by Parent, an indemnity bond, the Merger Consideration payable in respect thereof pursuant to Section 3.1(a).

Section 3.3.    Dissenter’s Rights.

(a)    Notwithstanding anything to the contrary set forth in this Agreement, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Converted Shares) and held by a holder who did not vote in favor of the adoption of this Agreement (or consent thereto in writing) and has properly exercised appraisal rights in respect of such shares in accordance with Section 262 of the DGCL (such shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect, withdraws or otherwise loses such holder’s appraisal rights under the Laws of the state of Delaware with respect to such shares) shall not be converted into a right to receive the Merger Consideration but instead shall be entitled to payment for such shares determined in accordance with Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or otherwise loses such holder’s right to appraisal pursuant to Section 262 of the DGCL, or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 3.1(a), without interest thereon, upon surrender of such Certificate formerly representing such share or transfer of such Book-Entry Shares, as the case may be.

(b)    The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, of any withdrawals of such demands and of any other instruments served pursuant to the DGCL and received by the Company relating to Section 262 of the DGCL, and Parent shall have the opportunity to participate in and direct all negotiations and Proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand, or agree to do any of the foregoing.

Section 3.4.    Treatment of Company Equity Awards.

(a)    At the Effective Time, pursuant to the applicable Company Stock Plan, by virtue of the Merger and without any further action on the part of the holder, each Company RSU Award that is outstanding and unvested immediately prior to the Effective Time shall become vested and, with respect to each share of Company Stock underlying such vested Company RSU Award settled in cash, without interest, in an amount equal to the Merger Consideration (the “Equity Award Consideration”). For purposes of the immediately preceding sentence, the number of shares of Company Stock subject to any portion of any Company RSU Award that vests based on achievement of pre-established performance criteria that will be settled in cash will be determined in accordance with the terms of the applicable Company RSU Award agreement and, to the extent applicable, any other written agreement between the Company and the holder of the Company RSU Award.

(b)    The Surviving Company shall, and Parent shall cause the Surviving Company to, pay the Equity Award Consideration (and, in accordance with the terms of the applicable Company RSU Award) to each holder of a Company RSU Award entitled to the Equity Award Consideration, in each case, subject to applicable withholdings pursuant to Section 3.5, if such holder was awarded the Company RSU Award as an employee of the Company or any of the Company Subsidiaries, through the payroll of the Surviving Company or any of the Company Subsidiaries, as applicable, as soon as practicable following the Effective Time (but in any event not later than five (5) business days after the Effective Time) and if such holder was not awarded the Company RSU Award as an employee of any Company or any of the Company Subsidiaries, then Parent shall cause the Paying Agent to make such applicable payment within five (5) Business Days following the Effective Time. Notwithstanding anything to the contrary contained in this Agreement, any payment in respect of any Company RSU Award which immediately prior to such cancellation was treated as “deferred compensation” subject to Section 409A of the Code shall be made on the applicable settlement date for such Company RSU Award if required in order to comply with Section 409A of the Code.

(c)    Prior to the Effective Time, the Company shall pass resolutions as are necessary for the treatment of the Company Equity Awards as contemplated by this Section  3.4.

Section 3.5.    Withholding. Each of the Company, Parent, Merger Sub, the Surviving Company and the Paying Agent shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement any amounts as are required to be withheld or deducted with respect to such payment under the Code, or any other applicable Tax Law. To the extent that amounts are so deducted or withheld, and timely remitted to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

ARTICLE IV

REPRESENTATIONS AND

WARRANTIES OF THE COMPANY

Except as disclosed in (x) any Company SEC Documents filed or furnished by the Company with the SEC on or after December 31, 2019 and publicly available at least one (1) business day prior to the date hereof (including exhibits and other information incorporated by reference therein, but excluding any predictive, cautionary or forward looking disclosures contained under the captions “risk factors,” “forward looking statements” or any similar precautionary sections) or (y) the disclosure letter delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any information set forth in one section or subsection of the Company Disclosure Letter shall be deemed to apply to and qualify the representation and warranty set forth in this Agreement to which it corresponds in number and, whether or not an explicit reference or cross-reference is made, each other representation and warranty set forth in this Article IV for which it is reasonably apparent on its face that such information is relevant to such other section), the Company represents and warrants to Parent and Merger Sub as set forth below.

Section 4.1.    Qualification, Organization, Subsidiaries, etc.

(a)    The Company is a legal entity duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company (i) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and (ii) is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except for any such failures to have such power and authority or to be so qualified or, where relevant, in good standing, has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has filed with the SEC, prior to the date hereof, a complete and accurate copy of the Company Governing Documents as amended to the date hereof. The Company Governing Documents are in full force and effect and the Company is in compliance in all material respects with the Company Governing Documents.

(b)    Each Company Subsidiary is a legal entity duly organized, validly existing and, where such concept is recognized, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to be, where relevant, in good standing, has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company Subsidiaries is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing, has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent complete and accurate copies of the certificates of incorporation and bylaws, or equivalent organizational or governing documents, of each of the Company’s “significant subsidiaries” (as defined in Regulation S-X promulgated under the Securities Act), each in effect as of the date hereof. Each such certificate of incorporation and bylaws, or equivalent organizational or governing documents, is in full force and effect and none of the Company Subsidiaries is in violation of its certificate of incorporation and bylaws, or equivalent organizational or governing documents, in each case, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)    All of the issued and outstanding shares of capital stock of, or other equity interests in, each Company Subsidiary have been validly issued and are fully paid and nonassessable and are wholly owned, directly or indirectly, by the Company free and clear of all Liens, other than Permitted Liens. There are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments or any other Contract to which any Company Subsidiary is a party or is otherwise bound obligating it to (i) issue, transfer or sell, or make any payment with respect to, any shares of capital stock or other equity interests of such Company Subsidiary or securities convertible into, exchangeable for or exercisable for, or that correspond to, such shares or equity interests, (ii) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right, agreement or commitment with respect to any shares of capital stock or other equity interests of any Company Subsidiaries or securities convertible into, exchangeable for or exercisable for, or that correspond to, such shares or equity interests, or (iii) redeem or otherwise acquire any shares of capital stock or other equity interests of any Company Subsidiary except, in each case, to another Company Subsidiary. Other than the Company Debt Instruments, there are no outstanding obligations of the Company or of any Company Subsidiary (A) restricting the transfer of, (B) affecting the voting rights of, (C) requiring the repurchase, redemption or disposition of, or containing any right of first refusal, right of first offer or similar right with respect to, (D) requiring the registration for sale of or (E) granting any preemptive or anti-dilutive rights with respect to, any shares of capital stock or other equity interests of any Company Subsidiary. Section 4.1(c) of the Company Disclosure Letter sets forth an accurate and complete list of each Company Subsidiary and each Person in which the Company or any Company Subsidiary owns an equity or other economic interest, together with (1) the jurisdiction of incorporation or organization, as the case may be, of each Company Subsidiary or such other Person, (2) the type and percentage of interest held, directly or indirectly, by the Company in each Company Subsidiary or in each such other Person and (3) the type of and percentage of interest held by any Person (and the name of such other Person) other than the Company or a Company Subsidiary in each Company Subsidiary or in each such other Person (and the name of such other Person).

Section 4.2.    Capitalization.

(a)    The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share (“Company Preferred Stock”). As of June 3, 2021 (the “Company Capitalization Date”), (i) (A) 17,093,820 shares of Company Common Stock were issued and outstanding, (B) 1,486,256 shares of Company Common Stock were held in the Company’s treasury, and (C) Company RSU Awards covering (1) 430,621 shares of Company Common Stock with no performance criteria, (2) 143,644 shares of Company Common Stock assuming maximum performance, were outstanding; (ii) 482,086 shares of Company Common Stock were reserved for issuance pursuant to the Company Equity Plans; and (iii) no shares of Company Preferred Stock were issued or outstanding. No shares of capital stock of the Company are held by any of the Company Subsidiaries. All the outstanding shares of Company Common Stock are, and all shares of Company Common Stock reserved for issuance as described above shall be, if issued in accordance with the respective terms thereof (to the extent permitted by this Agreement), duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(b)    As of the date hereof, except (x) as set forth in Section 4.2(a) and (y) for the shares of Company Common Stock that have become outstanding after the Company Capitalization Date and prior to the date hereof as a result of issuances of shares of Company Common Stock pursuant to the vesting or settlement, as applicable, of Company Equity Awards outstanding as of the Company Capitalization Date (and set forth in Section 4.2(a)(ii) and issued in accordance with the terms of such Company Equity Award and the applicable Company Equity Plan as in effect as of the date hereof): (i) the Company does not have any shares of capital stock or other equity interests issued or outstanding and (ii) there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments or any other Contract to which the Company or any Company Subsidiary is a party or is otherwise bound obligating the Company or any Company Subsidiary to (A) issue, transfer or sell, or make any payment with respect to, any shares of capital stock or other equity interests of the Company or securities convertible into, exchangeable for or exercisable for, or that correspond to, such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right, agreement or commitment with respect to any shares of capital stock or other equity interests of the Company or securities convertible into, exchangeable for or exercisable for, or that correspond to, such shares or equity interests or (C) redeem or otherwise acquire any shares of capital stock or other equity interests of the Company.

(c)    Neither the Company nor any Company Subsidiary has any outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Company Stockholders on any matter.

(d)    There are no voting trusts or other agreements, commitments or understandings to which the Company or any Company Subsidiary (or to the Company’s Knowledge as of the date hereof, a Company Stockholder) is a party with respect to the voting of the capital stock or other equity interests of the Company. There are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments or any other Contract to which the Company or any Company

Subsidiary is a party or is otherwise bound obligating the Company or any Company Subsidiary to provide any amount of funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary that is not wholly owned or in any other Person. There are no outstanding obligations of the Company or any Company Subsidiary (1) restricting the transfer of, (2) affecting the voting rights of, (3) containing any right of first refusal, right of first offer or similar right with respect to, (4) requiring the registration for sale of or (5) granting any preemptive or anti-dilutive rights with respect to, any shares of capital stock or other equity interests of the Company.

Section 4.3.    Corporate Authority.

(a)    The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions, including the Merger. Assuming the accuracy of Parent’s representations and warranties in the second sentence of Section 5.8, the execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by the Company Board of Directors and no other corporate proceedings (pursuant to the Company Governing Documents or otherwise) on the part of the Company are necessary to authorize the consummation of, and to consummate, the Transactions, except, with respect to the Merger, for (x) the receipt of the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in favor of the adoption of this Agreement at the Company Stockholders’ Meeting (which may be a virtual meeting) (the “Company Stockholder Approval”) and (y) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. On or prior to the date hereof, the Company Board of Directors has unanimously (i) determined that the terms of the Transactions, including the Merger, are fair to, and in the best interests of, the Company and the Company Stockholders, (ii) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement, (iii) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained herein, and (iv) resolved to make the Company Board Recommendation. None of the foregoing actions by the Company Board of Directors have been rescinded or modified in any way (unless such rescission or modification has been effected after the date hereof in accordance with the terms of Section 6.3).

(b)    This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Limitations”).

Section 4.4.    Governmental Consents; No Violation.

(a)    Other than in connection with or in compliance with (i) the DGCL, (ii) the filing of the Proxy Statement with the SEC and any amendments or supplements thereto, (iii) the

Securities Act, (iv) the Exchange Act, (v) the HSR Act and other requisite clearances or approvals under other applicable requirements of other Antitrust Laws and (vi) any applicable requirements of NASDAQ, no authorization, permit, notification to, consent or approval of, or filing with, any Governmental Entity is necessary or required, under applicable Law, for the consummation by the Company of the Transactions, except for such authorizations, permits, notifications, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    The execution and delivery by the Company of this Agreement do not, and, except as described in Section 4.4(a), the consummation of the Transactions and compliance with the provisions hereof by the Company will not, (i) conflict with or result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation, first offer, first refusal or acceleration of any obligation or to the loss of a benefit under any Contract binding upon the Company or any Company Subsidiary or to which any of them are a party or by or to which any of their respective properties, rights or assets are bound or subject or result in the creation of any Lien upon any of the properties, rights or assets of the Company or any Company Subsidiary, other than Permitted Liens, (ii) conflict with or result in any violation of any provision of (A) the Company Governing Documents or (B) the organizational documents of any Company Subsidiary or (iii) conflict with or violate any Laws applicable to the Company or any Company Subsidiary or any of their respective properties, rights or assets, other than in the case of clauses (i), (ii)(B) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.5.    SEC Reports and Financial Statements.

(a)    Since January 1, 2019, the Company has timely filed or furnished all forms, statements, documents and reports required to be filed or furnished by it with the SEC (such forms, statements, documents and reports, the “Company SEC Documents”). As of their respective filing dates, the Company SEC Documents (including amendments) complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and the listing and corporate governance rules and regulations of NASDAQ, and none of the Company SEC Documents contained (or, with respect to Company SEC Documents filed after the date hereof, will contain) any untrue statement of a material fact or omitted (or with respect to Company SEC Documents filed after the date hereof, will omit) to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 2019, neither the Company nor any Company Subsidiary has received from the SEC or any other Governmental Entity any written comments or questions with respect to any of the Company SEC Documents (including the financial statements included therein) that are not resolved, or as of the date hereof has received any written notice from the SEC or other Governmental Entity that such Company SEC Documents (including the financial statements included therein) are being reviewed or investigated, and, to the Company’s Knowledge, there is not, as of the date hereof, any investigation or review being conducted by the SEC or any other Governmental Entity of any Company SEC Documents (including the financial statements included therein). No Company Subsidiary is required to file any schedule, form, report, statement, prospectus, registration statement or other document with the SEC. As of the date of this Agreement, to the Company’s Knowledge, there have not been any material complaints or concerns made through the Company’s whistleblower hot line or equivalent system for receipt of employee concerns regarding possible violations of Law, that remain outstanding or unresolved.

(b)    The consolidated financial statements (including all related notes and schedules) of the Company included or incorporated by reference in the Company SEC Documents when filed complied in all material respects with the applicable accounting requirements and complied as to form with the other published rules and regulations of the SEC with respect thereto, in each case in effect at the time of such filing, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited financial statements, to normal year-end audit adjustments, to any other adjustment described therein permitted by the rules and regulations of the SEC and to the absence of notes) in conformity with United States Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis during the periods involved (subject, in the case of the unaudited financial statements, to normal year-end audit adjustments, to any other adjustment described therein permitted by the rules and regulations of the SEC and to the absence of notes).

(c)    The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC was accompanied by any certifications required to be filed or submitted by the Company’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification complied with the applicable provisions of the Sarbanes-Oxley Act. Neither the Company nor any of its executive officers has received since January 1, 2019 written notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(d)    Neither the Company nor any Company Subsidiary is a party to, or has any Contract to become a party to, any joint venture, off-balance sheet partnership or any similar Contract, including any Contract relating to any transaction or relationship between or among the Company or any Company Subsidiary, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any off-balance sheet arrangements (as defined in Item 303(a) of Regulation S-K of the SEC) where the purpose of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or any Company SEC Documents.

Section 4.6.    Internal Controls and Procedures. The Company has established and maintains, and at all times since January 1, 2019 has maintained, disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since January 1, 2019, the Company’s principal executive officer and its principal financial officer have disclosed to the Company’s auditors and the audit committee of the Company Board of Directors (the material circumstances of which (if any) have been made available to Parent) (a) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since January 1, 2019, neither the Company nor any Company Subsidiary has received any material, unresolved, complaint, allegation, assertion or claim regarding the impropriety of any accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls.

Section 4.7.    No Undisclosed Liabilities. Neither the Company nor any Company Subsidiary has any liabilities of any nature, whether or not accrued, contingent or otherwise, except (a) as and to the extent specifically disclosed, reflected or reserved against in the Company’s consolidated balance sheet (or the notes thereto) as of March 31, 2021 included in the Company SEC Documents filed or furnished prior to the date hereof, (b) for liabilities incurred or which have been discharged or paid in full, in each case in the ordinary course of business consistent with past practice since March 31, 2021 (other than any liability for any breaches of Contracts), (c) as expressly required by this Agreement and (d) for liabilities which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.8.    Absence of Certain Changes or Events.

(a)    From March 31, 2021 through the date hereof, there has not occurred any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    From March 31, 2021 through the date hereof, (i) the business of the Company and the Company Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practice and (ii) neither the Company nor any Company Subsidiary has taken any action that, if taken after the date hereof, would constitute a breach of, or require the consent of Parent under Section 6.1(b) (other than clauses (v), (vi), (xi), (xiii) (but only with respect to settlements), (xv), (xviii) or (xxiv) of Section 6.1(b) (in the case of clause (xxiv) of Section 6.1(b), solely to the extent relating to any of the foregoing clauses of Section 6.1(b))).

Section 4.9.    Compliance with Law; Permits.

(a)    The Company and each Company Subsidiary are and have been since April 1, 2017 in compliance with and not in default under or in violation of any Laws (including Environmental Laws, employee benefits and labor Laws, other than with respect to any Multiemployer Plan) applicable to the Company, such Subsidiaries or any of their respective properties or assets, except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse

Effect. To the Company’s Knowledge, no investigation or review by any Governmental Entity with respect to the Company or any Company Subsidiaries is pending or threatened, other than those the outcome of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    The Company and the Company Subsidiaries are and have been since January 1, 2019 in possession of all franchises, grants, authorizations, business licenses, permits, easements, variances, exceptions, consents, certificates, approvals, registrations, clearances and orders of any Governmental Entity or pursuant to any applicable Law necessary for the Company and the Company Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Company Permits”), except where the failure to have any of the Company Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Company Permits are in full force and effect, no default (with or without notice, lapse of time or both) has occurred under any such Company Permit and none of the Company or any Company Subsidiary has received any written notice from any Governmental Entity threatening to suspend, revoke, withdraw or modify any such Company Permit.

(c)    Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, since April 1, 2018, neither the Company nor any Company Subsidiary, in connection with the business of the Company or any Company Subsidiary, or, to the Company’s Knowledge, any other third party (including the Company’s or the Company Subsidiaries’ respective Representatives) acting on behalf of the Company or any Company Subsidiary, has (i) taken any action in violation of any applicable Anti-Corruption Law, (ii) offered, authorized, provided or given any payment or thing of value to any Person for the purpose of influencing any act or decision of such Person to unlawfully obtain or retain business or other advantage or (iii) taken any other action that would constitute an offer to pay, a promise to pay or a payment of money or anything else of value, or an authorization of such offer, promise or payment, directly or indirectly, to any Representative of another company or entity in the course of their business dealings with the Company or any Company Subsidiary in order to unlawfully induce such Person to act against the interest of his or her employer or principal.

(d)    Since April 1, 2017, neither the Company nor any Company Subsidiary has been subject to any actual, pending, or, to the Company’s Knowledge, threatened civil, criminal, or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements, or enforcement actions, or made any voluntary or mandatory disclosures to any Governmental Entity involving the Company or any Company Subsidiary in any way relating to applicable Anti-Corruption Laws, except, with respect to any such actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements, enforcement actions or voluntary disclosures arising after the date hereof, as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. The Company has established and maintains compliance programs and reasonable internal controls and procedures appropriate to satisfy, in all material respects, the requirements of applicable Anti-Corruption Laws.

(e)    Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, since April 1, 2018, the Company and the Company Subsidiaries have at all times conducted their businesses in all respects in accordance with United States economic sanctions Laws administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and all other applicable Import Restrictions and Export Controls in any countries in which any of the Company and the Company Subsidiaries conduct business. Since April 1, 2018, the Company and the Company Subsidiaries have maintained in all material respects all records required to be maintained in the Company’s and the Company Subsidiaries’ possession as required under the Import Restrictions and Export Controls.

(f)    Neither the Company nor any Company Subsidiary, nor, to the Company’s Knowledge, any director, officer, agent, employee or affiliate of the Company or any Company Subsidiary: (i) is, or is owned or controlled by, a Person or entity subject to the sanctions administered by OFAC or included on the List of Specially Designated Nationals and Blocked Persons or Foreign Sanctions Evaders, Denied Persons List, Entities List, Debarred Parties List, Excluded Parties List and Terrorism Exclusion List, or any other lists of known or suspected terrorists, terrorist organizations or other prohibited Persons made publicly available or provided to the Company or any Company Subsidiary by any Governmental Entity (such entities, Persons or organizations collectively, the “Restricted Parties”) or (ii) has, since April 1, 2018, conducted any business with or engaged in any transaction or arrangement with or involving, directly or indirectly, any Restricted Parties or countries subject to economic or trade sanctions in violation of applicable Law, or has otherwise been in violation of any such sanctions, restrictions or any similar Law. Neither the Company nor any Company Subsidiary is subject to any pending or, to the Company’s Knowledge, threatened action by any Governmental Entity that would restrict its ability to engage in export transactions, bar it from exporting or otherwise limit in any material respect its exporting activities or sales to any Governmental Entity, except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. Neither the Company nor any Company Subsidiary has, since April 1, 2018, received any written notice of material deficiencies in connection with any export controls, trade embargoes or economic sanctions matter from OFAC or any other Governmental Entity in its compliance efforts nor, since April 1, 2018, made any voluntary disclosures to OFAC or any other Governmental Entity of facts that could result in any material action being taken or any material penalty being imposed by a Governmental Entity against the Company or any Company Subsidiary, except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

(g)    The Company is in compliance in all material respects with the applicable listing and other rules and regulations of NASDAQ.

Section 4.10.    Employee Benefit Plans.

(a)    Section 4.10(a) of the Company Disclosure Letter sets forth, as of the date hereof, each material Company Benefit Plan. With respect to each material Company Benefit Plan (other than any Multiemployer Plan), the Company has made available to Parent correct and complete copies of (or, to the extent no such copy exists, a description of), in each case, to the extent applicable, (i) all plan documents, summary plan descriptions, summaries of material modifications, and amendments related to such plans and any related trust agreement, (ii) the most recent Form 5500 Annual Report, (iii) the most recent audited financial statement and actuarial valuation and (iv) all material filings and correspondence with any Governmental Entity.

(b)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Company Benefit Plans (other than any Multiemployer Plan) has been operated and administered in accordance with its terms and in compliance with applicable Law, including ERISA, the Code and, in each case, the regulations thereunder and (ii) all contributions or other amounts payable by the Company or the Company Subsidiaries pursuant to each Company Benefit Plan in respect of current or prior plan years have been timely paid or accrued in accordance with GAAP or applicable international accounting standards. As of the date hereof, to the Company’s Knowledge, there are no pending, or threatened or anticipated claims, actions, investigations or audits (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)    No liability under Title IV of ERISA has been incurred by the Company, the Company Subsidiaries or any of their respective ERISA Affiliates that has not been satisfied in full. Within the last six (6) years, no Company Benefit Plan has been an employee benefit plan subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company, its Subsidiaries or any of their respective ERISA Affiliates has incurred or is reasonably expected to incur any Controlled Group Liability that has not been satisfied in full.

(d)    Neither the Company, its Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the preceding six (6) years, contributed to, been obligated to contribute to or had any liability (including any contingent liability) with respect to any Multiemployer Plan or a plan that has two (2) or more contributing sponsors, at least two (2) of whom are not under “common control” (within the meaning of Section 4063 of ERISA).

(e)    Except as set forth on Section 4.10(e) of the Company Disclosure Letter, no Company Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees or directors of the Company or the Company Subsidiaries beyond their retirement or other termination of service, other than coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or comparable U.S. state Law.

(f)    Each Company Benefit Plan (other than any Multiemployer Plan) that is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter or opinion letter as to its qualification and to the Company’s Knowledge, there are no existing circumstances or any events that have occurred that would reasonably be expected to result in the loss of the qualified status of any such plan. Each such favorable determination letter has been made available to Parent.

(g)    Except as set forth on Section 4.10(g) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with any other event) will, except as required by the terms of this Agreement, (i) result in any payment (including severance and unemployment compensation, forgiveness of indebtedness or otherwise) becoming due to any current or former director or any employee of the Company or any Company Subsidiary under any Company Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Company Benefit Plan, (iii) result in any acceleration of the time of payment, funding or vesting of any such benefits, (iv) result in any breach or violation of, or default under or limit the Company’s right to amend, modify, terminate or transfer the assets of, any Company Benefit Plan or (v) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that would, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(h)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Benefit Plan, if any, which is maintained outside of the United States (i) has been operated in conformance with the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions in which such Company Benefit Plan is present or operates and, to the extent relevant, the United States, (ii) that is intended to qualify for special tax treatment meets all requirements for such treatment and (iii) that is intended to be funded and/or book-reserved is fully funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions.

(i)    No Company Benefit Plan is a defined benefit plan.

(j)    Each Company Benefit Plan has been maintained and operated in documentary and operational compliance in all material respects with Section 409A of the Code or an available exemption therefrom.

(k)    The Company is not a party to nor does it have any obligation under any Company Benefit Plan to compensate any Person for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A of the Code.

Section 4.11.    Labor Matters.

(a)    Section 4.11(a) of the Company Disclosure Letter sets forth each union, works council or other collective labor arrangement or Contract of the Company and Company Subsidiaries (the “Collective Bargaining Agreements”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is (or has during the past two (2) years been) subject to a labor dispute, strike or work stoppage and to the Company’s Knowledge, none is threatened. There are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or, to the Company’s Knowledge, threatened involving employees of the Company or any Company Subsidiary.

(b)    The Company and each Company Subsidiary are and have been since April 1, 2018 in compliance with all applicable Laws respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, mass layoffs, worker classification, exempt and non-exempt status, compensation and benefits, wages and hours, immigration, employment discrimination, disability rights and the Worker Adjustment and Retraining Notification Act of 1988, as amended, except as has not resulted and would not reasonably be expected to result in a Company Material Adverse Effect.

(c)    To the Company’s Knowledge, no allegations of sexual harassment have been made against employee or former employee or other service provider of the Company or any of the Company Subsidiaries, except as has not resulted or would not be expected to result in a material liability. Since January 1, 2019, neither the Company nor any of the Company Subsidiaries has been involved in any litigations or other proceedings, or entered into any settlement agreements, related to allegations of sexual harassment or misconduct by any employee or former employee or other service provider of the Company or any of the Company Subsidiaries, except as has not resulted and would not be expected to result in a Company Material Adverse Effect.

Section 4.12.    Tax Matters.

(a)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries have timely filed (taking into account any valid extension of time within which to file) all Tax Returns that are required to be filed by or with respect to any of them, and all such Tax Returns are true, correct and complete.

(b)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries have timely paid in full to the appropriate Governmental Entity all Taxes required to be paid by any of them, and the financial statements of the Company and the Company Subsidiaries reflect adequate reserves in accordance with GAAP for Taxes of the Company or any Company Subsidiary as of the date thereof.

(c)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries (i) have timely paid, deducted, withheld and collected all amounts required to be paid, deducted, withheld or collected by any of them with respect to any payment owing to, or received from, their employees, creditors, independent contractors, customers and other third parties (and have timely paid over any amounts so withheld, deducted or collected to the appropriate Governmental Entity), and (ii) have otherwise complied with all applicable Laws relating to the payment, withholding, collection and remittance of Taxes (including information reporting requirements).

(d)    There is no (i) claim, litigation, audit, examination, investigation or other proceeding pending or threatened in writing with respect to any Taxes or Tax matters (including Tax Returns) of the Company or any Company Subsidiary or (ii) deficiency for Taxes that has been assessed by any Governmental Entity against the Company or any Company Subsidiary with respect to any completed and settled examination or concluded litigation (and that has not been fully satisfied by payment), except, in each case, solely with respect to any such claim, litigation, audit, examination, investigation, other proceeding or deficiency arising after the date hereof, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e)    Neither the Company nor any Company Subsidiary has waived or extended (except in either case in connection with any ongoing Tax claim, litigation, audit, examination, investigation or other proceeding) any statute of limitations with respect to the collection or assessment of any material Taxes, which waiver or extension has not since expired.

(f)    Within the last two (2) years, neither the Company nor any Company Subsidiary has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355(a) of the Code.

(g)    None of the Company or any Company Subsidiary (i) is a party to or bound by any Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement (other than any customary Tax indemnification provisions in commercial agreements not primarily related to Taxes, and other than any agreement or arrangement solely among the Company and the Company Subsidiaries), or (ii) has any liability for Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law) or as transferee or successor or otherwise by operation of Law.

(h)    There are no Liens in respect of or on account of material Taxes upon any property or assets of the Company or any Company Subsidiary, other than statutory Liens for Taxes not yet due and payable or for which adequate reserves in accordance with GAAP are reflected on the financial statements of the Company and the Company Subsidiaries.

(i)    Within the last three (3) years, no claim has been made in writing by any Tax authority in a jurisdiction where the Company or any Company Subsidiary has not filed Tax Returns of a particular type that the Company or any Company Subsidiary is or may be subject to material Tax of such type by, or required to file Tax Returns with respect to material Taxes of such type in, such jurisdiction. Neither the Company nor any Company Subsidiary is or has been subject to Tax in any jurisdiction other than its jurisdiction of incorporation by virtue of having a permanent establishment or taxable presence in that jurisdiction.

(j)    Section 4.12(j) of the Company Disclosure Letter sets forth any material effective Tax exemptions, Tax holidays or Tax incentive arrangements to which the Company or any Company Subsidiary is a party. The Company and the Company Subsidiaries are in compliance, in all material respects, with the requirements of any such Tax exemptions, Tax holidays, or Tax incentive arrangements.

(k)    Neither the Company nor any Company Subsidiary is bound by, or party to, with respect to the current or any future taxable period, any closing agreement (within the meaning of Section 7121(a) of the Code (or any similar or analogous provision of state, local or non-U.S. Law)) or other ruling or written agreement with a Tax authority, in each case, with respect to material Taxes.

(l)    Neither the Company nor any Company Subsidiary has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law).

(m)    Neither the Company nor any Company Subsidiary has any material liability to make installment payments under Section 965(h)(1) of the Code.

Section 4.13.    Litigation; Orders. There are no Proceedings pending or, to the Company’s Knowledge, threatened against the Company or any Company Subsidiary or any of their respective properties, rights or assets by or before any Governmental Entity that would reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. As of the date hereof, there are no orders, judgments or decrees of or settlement agreements with any Governmental Entity that would reasonably be expected (x) to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole or (y) to have, individually or in the aggregate, a material adverse effect on the ability of the Company to consummate the Transactions, including the Merger, prior to the Outside Date.

Section 4.14.    Intellectual Property.

(a)    Section 4.14(a) of the Company Disclosure Letter lists for each item of Company Registered Intellectual Property: (i) the application or registration number, title, owners or registrants, and the jurisdiction of filing or application; and (ii) the status of such item. All necessary documents and certificates currently due for filing as of the date hereof in connection with any such Company Registered Intellectual Property that is material to the Company and the Company Subsidiaries, taken as a whole, have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

(b)    Each item of Company Registered Intellectual Property is subsisting and, to the Company’s Knowledge, is not invalid or unenforceable. No Proceeding to which the Company or one of its Subsidiaries is a party (other than office actions in connection with the application for, or prosecution of, any Company Registered Intellectual Property) is pending or, to the Knowledge of the Company, threatened by or before any Governmental Entity, that challenges the legality, validity, enforceability, registration, use or ownership of any Company Registered Intellectual Property or other material Company Intellectual Property Rights.

(c)    Other than Company Intellectual Property Rights that are exclusively licensed to the Company, the Company exclusively owns all Company Intellectual Property Rights free and clear of all Liens, other than Permitted Liens. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, all such Company Intellectual Property Rights are, and immediately following the Closing will be, fully transferable, alienable and licensable by the Surviving Company or Parent without restriction and without material payment of any kind to any third Person. Neither the Company nor any Company Subsidiary has granted or transferred (or is obligated to grant or transfer) to any Person ownership interest, including any joint ownership interest, or any exclusive rights in, any Intellectual Property Rights material to the conduct of the business of the Company and the Company Subsidiaries, taken as a whole.

(d)    No Proceedings are pending, and, to the Company’s Knowledge, no Proceeding is threatened against the Company or any Company Subsidiary, alleging that the Company or any Company Subsidiary is infringing, misappropriating, diluting or otherwise violating the Intellectual Property Rights of any Person, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, (i) the conduct of the business of the Company and the Company Subsidiaries, as conducted at any time on or after January 1, 2019, has not infringed, violated, or misappropriated any Intellectual Property Rights of any Person or constituted unfair competition or unfair trade practices, (ii) to the Company’s Knowledge, no Person is infringing, misappropriating, diluting, using in an unauthorized manner or otherwise violating any Company Intellectual Property Rights and (iii) since January 1, 2019, neither the Company nor any Company Subsidiary has instituted or threatened in writing to institute any Proceeding against any Person alleging such Person is infringing, misappropriating, diluting, using in an unauthorized manner or otherwise violating any Company Intellectual Property Rights.

(e)    The Company and each Company Subsidiary have taken commercially reasonable actions to maintain (and continue to maintain), as confidential, and to reasonably protect, all Company Trade Secrets, except (i) where Company or a Company Subsidiary has made a reasonable business decision to no longer maintain a particular item of information or technology as a Trade Secret, or (ii) except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. Since January 1, 2019, to the Company’s Knowledge, there has been no unauthorized disclosure or use of, or access to, Company technology, information or materials that the Company maintains or intended to maintain as a Trade Secret except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

Section 4.15.    Privacy and Data Protection.

(a)    Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, (i) the Company and the Company Subsidiaries have at all times complied, and presently comply with all applicable Privacy Legal Requirements, and their own privacy policies, terms of use and contractual obligations, (ii) the Company and its Subsidiaries have taken appropriate actions (including reasonable and appropriate administrative, technical and physical safeguards) to protect Personal Information in their possession or under their control against unauthorized or unlawful access, use, modification, disclosure or other misuse, and (iii) the Company and each of the Company Subsidiaries have entered into written agreements with all third-party service providers, outsourcers, processors or other Persons who process, store or otherwise handle Personal Information for or on behalf of the business of the Company or any of the Company Subsidiaries that obligate such Persons to comply with all applicable Privacy Legal Requirements and to take steps to protect and secure Personal Information from loss, theft, misuse or unauthorized use, access, modification or disclosure.

(b)    Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, (i) since April 1, 2018, neither the Company nor any of the Company Subsidiaries has received any written notice from any applicable Governmental Entity alleging a violation of any Privacy Legal Requirements by the Company or any of the Company Subsidiaries, nor has the Company or any Company Subsidiary been threatened in writing to be charged with any such violation by any Governmental Entity; and (ii) to the Knowledge of the Company, since January 1, 2019, there has been no unauthorized use, access, disclosure, or other security incident of or involving Personal Information collected, used in connection with or under the control of the business of the Company or any of the Company Subsidiaries.

(c)    Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, (i) the Company and the Company Subsidiaries have in place incident response and disaster recovery plans, procedures and facilities that satisfy applicable Law and the Company’s and the Company Subsidiaries’ obligations under Contracts with all customers, vendors, suppliers and subcontractors of the Company, and the Company Subsidiaries, and (ii) the Company and the Company Subsidiaries are in compliance therewith.

Section 4.16.    Real Property; Assets.

(a)    Section 4.16(a) of the Company Disclosure Letter sets forth a complete and correct list, as of the date hereof, of all real property owned by the Company or any Company Subsidiary (“Owned Real Property”). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or a Company Subsidiary owns good and marketable fee simple title to the Owned Real Property, free and clear of all Liens, other than Permitted Liens. To the Company’s Knowledge, there is no pending or threatened condemnation proceeding with respect to any of the Owned Real Property.

(b)    Section 4.16(b) of the Company Disclosure Letter sets forth a complete and correct list, as of the date hereof, of all real property leased or subleased by the Company or any Company Subsidiary (“Leased Real Property” and, together with the Owned Real Property, the “Real Property”). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each lease, sublease or occupancy agreement pursuant to which the Company or any Company Subsidiary leases, subleases or occupies any Leased Real Property(“Company Leases”) is valid, binding and in full force and effect, subject to the Enforceability Limitations, and no uncured default on the part of the Company or, if applicable, any Company Subsidiary or, to the Company’s Knowledge, the landlord thereunder exists with respect to any Company Lease, and (ii) the Company or a Company Subsidiary has a good and valid leasehold interest in or contractual right to use or occupy, subject to the terms of the applicable Company Lease, each Leased Real Property, free and clear of all Liens, other than Permitted Liens.

(c)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Real Property is properly zoned for their present use under applicable zoning ordinances, and there are no pending or, to the Knowledge of the Company, threatened Proceedings which could result in a modification or termination of such zoning. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all proven and probable aggregates reserves located at the Real Property are within zoning classifications that permit the quarrying, processing, distribution and sale of such materials, subject to applicable setback and other conditions under such zoning classifications. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, neither the Company nor any Company Subsidiary has received any written notice (i) alleging noncompliance by with any applicable building, zoning, land use or other similar Laws and other requirements with respect to any Real Property, (ii) alleging non-conforming uses, zoning or building code variances or any other use restrictions with respect to any Real Property, (iii) regarding any pending or contemplated rezoning proceeding affecting any Real Property or (iv) regarding any pending or contemplated proceeding or public improvement that could result in the levy of any special Tax or assessment against any Real Property. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, all of the Real Property is in compliance with all applicable building, zoning, land use and other similar Laws.

(d)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or a Company Subsidiary has good and marketable title to, or a valid and binding leasehold or other interest in, all tangible personal property necessary for the conduct of the business of the Company and the Company Subsidiaries, taken as a whole, as currently conducted, free and clear of all Liens, other than Permitted Liens.

Section 4.17.    Material Contracts.

(a)    Except for this Agreement, Section 4.17(a) of the Company Disclosure Letter contains a complete and correct list, as of the date hereof, of each Contract described in this Section 4.17(a) under which the Company or any Company Subsidiary has any current or future rights, responsibilities, obligations or liabilities (in each case, whether contingent or otherwise) or to which the Company or any Company Subsidiary is a party or to which any of their respective properties or assets is subject, in each case, as of the date hereof, other than any Company Benefit Plans (all Contracts of the type described in this Section 4.17(a), whether or not set forth on Section 4.17(a) of the Company Disclosure Letter, being referred to herein as “Material Contracts”):

(i)    each Contract that limits in any material respect the freedom of the Company, any Company Subsidiary or any of their respective affiliates (including Parent and its affiliates after the Effective Time) to compete or engage in any line of business or geographic region or with any Person or sell, supply or distribute any product or service or that otherwise has the effect of restricting in any material respect the Company, the Company Subsidiaries or affiliates (including Parent and its affiliates after the Effective Time) from the development, marketing or distribution of products and services, in each case, in any geographic area;

(ii)    any material joint venture or limited liability company agreement (other than any such agreement solely between or among the Company and its wholly owned Subsidiaries) or similar material Contract;

(iii)    each acquisition or divestiture Contract that contains representations, covenants, indemnities or other obligations (including “earnout” or other contingent payment obligations) that would reasonably be expected to result in the receipt or making by the Company or any Company Subsidiary of future payments in excess of $3,000,000, in each case, excluding any (x) post-closing retention payments or equity awards, and (y) amounts retained pursuant to customary indemnity escrow or holdback arrangements;

(iv)    each Contract that gives any Person the right to acquire any assets of the Company or any Company Subsidiary (excluding ordinary course commitments to purchase goods and products and off-the-shelf technology and for the avoidance of doubt, excluding concrete and aggregates) after the date hereof with consideration of more than $3,000,000;

(v)    any settlement or similar Contract with a Governmental Entity, other than those relating to any Governmental Entity in its capacity as a customer of the Company or any of its Subsidiaries;

(vi)    except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, any settlement or similar Contract restricting in any respect the operations or conduct of the Company or any Company Subsidiary or any of their respective affiliates (including Parent and its affiliates after the Effective Time);

(vii)    each Contract pursuant to which the Company or any Company Subsidiary has paid or received payments in excess of $3,000,000 in the 12-months ended March 31, 2021, or is obligated to pay or entitled to receive payments in excess of $3,000,000 in the twelve (12)-month period following the date hereof, in each case, other than (A) Contracts solely between the Company and a wholly owned Company Subsidiary or solely between wholly owned Company Subsidiaries, (B) Contracts with customers, suppliers or vendors of the Company or any of its Subsidiaries, (C) Company Leases and (D) Contracts otherwise described in any other subsection of this Section 4.17(a);

(viii)    each Contract that is (A) a Material Customer Agreement, (B) a Material Supplier Agreement, or (C) with a Governmental Entity, providing for or contemplating payments of more than $5,000,000 over the life of such Contract;

(ix)    except where the exercise of any such right or imposition of such limitation has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, each Contract that grants any right of first refusal or right of first offer or that limits the ability of the Company, any Company Subsidiary or any of its affiliates (including Parent or any of its affiliates after the Effective Time) to own, operate, sell, transfer, pledge or otherwise dispose of any businesses or assets;

(x)    each Contract that contains any exclusivity rights or “most favored nations” provisions or minimum use or supply requirements, in each case, that are binding on and material in any respect to the Company or its affiliates (including Parent or its affiliates after the Effective Time);

(xi)    each Contract not otherwise described in any other subsection of this Section 4.17(a) evidencing outstanding Indebtedness (or commitments in respect thereof) of the Company or any Company Subsidiary (whether incurred, assumed, guaranteed or secured by any asset) in an amount in excess of $3,000,000 other than Contracts solely between the Company and a wholly owned Company Subsidiary or solely between wholly owned Company Subsidiaries;

(xii)    each Contract pursuant to which the Company or any Company Subsidiary (A) grants any license, covenant not to assert, release, agreement not to enforce or prosecute, or other immunity to any Person under or to any Company Intellectual Property Rights, or (B) is granted a license, covenant not to assert, release, agreement not to enforce or prosecute, or immunity to or under, any Person’s Intellectual Property Rights that, in the case of each of clauses (A) and (B) above, is, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, and is not a Non-Scheduled License;

(xiii)    each Contract between the Company or any Company Subsidiary, on the one hand, and any officer, director or affiliate (other than a wholly owned Company Subsidiary) of the Company or any Company Subsidiary, any beneficial owner, directly or indirectly, of more than five percent (5%) of the shares of Company Common Stock or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, including any Contract pursuant to which the Company or any Company Subsidiary has an obligation to indemnify such officer, director, affiliate, beneficial owner or family member;

(xiv)    each Company Lease involving annual lease payments in excess of $3,000,000;

(xv)    any Contract not otherwise described in any other subsection of this Section 4.17(a) that would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company (other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K of the SEC).

(b)    True and complete copies of each Material Contract in effect as of the date hereof have been publicly filed with the SEC on or after January 1, 2020 and prior to the date hereof or have been made available to Parent. Neither the Company nor any Company Subsidiary is in breach of or default under the terms of any Material Contract, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company’s Knowledge, as of the date hereof, no other party to any Material Contract is in breach of or default under the terms of any Material Contract where such breach or default has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Material Contract is a valid, binding and enforceable obligation of the Company or the Company Subsidiary which is party thereto and, to the Company’s Knowledge, of each other party thereto, and is in full force and effect, subject to the Enforceability Limitations and any expiration thereof in accordance with its terms existing as of the date hereof.

Section 4.18.    Environmental Matters. Except for matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and the Company Subsidiaries are, and since April 1, 2017 have been, in compliance with all applicable Environmental Laws; (b) none of the Real Property is contaminated with or has been used to generate, manufacture, refine, treat, recycle, transport, store, handle, dispose of, transfer, produce or process, any Hazardous Substance; (c) neither the Company nor any Company Subsidiary has treated or disposed of, or arranged for the treatment or disposal of, any Hazardous Substances at any location except in compliance with all Environmental Laws, and no such location is (i) listed on any list of hazardous sites or sites requiring Remedial Action issued by any Governmental Entity, (ii) to the Knowledge of the Company, proposed for listing on any list issued by any Governmental Entity of hazardous sites or sites requiring Remedial Action, or any similar federal or state lists or (iii) the subject of enforcement actions by any Governmental Entity that creates the reasonable potential for any Proceeding against the Company or the Company Subsidiaries; (d) no facility now or, to the Knowledge of the Company, was previously owned, operated or leased by the Company or any Company Subsidiaries is on any list issued by any Governmental Entity of hazardous sites or sites requiring Remedial Action; (e) the Company and the Company Subsidiaries have all permits, licenses and other authorizations required under any Environmental Law, the Company and the Company Subsidiaries are in compliance with such permits, licenses and other authorizations and such permits, licenses and other authorizations remain valid and in good standing on the date hereof and will be valid and in good standing on the Closing Date; (f) to the Knowledge of the Company, neither the Company nor any of the Company Subsidiaries has caused or permitted a Release at, in, on, under or from any Real Property or other properties in such a manner as would reasonably be expected to (x) give rise to any liability to the Company or any Company Subsidiary or (y) result in the imposition of a Lien on or the expropriation of any Real Property or any of the assets of the Company or any Company Subsidiary; (g) no Proceeding is pending, or to the Company’s Knowledge, threatened, concerning or relating to the operations of the Company or any Company Subsidiary that seeks to impose, or that is reasonably likely to result in the imposition of, any liability arising under any Environmental Law upon the Company or any Company Subsidiary (including liability relating to the restoration, remediation or rehabilitation of land, water or any other part of the Environment; mine closure, reclamation, remediation or other post-operational requirements; or non-compliance with Environmental Laws).

Section 4.19.    Customers; Suppliers.

(a)    Section 4.19(a) of the Company Disclosure Letter sets forth a list of the customers of the Company and the Company Subsidiaries that have a Contract with the Company or a Company Subsidiary pursuant to which the Company or any Company Subsidiary received revenue for the twelve-month period ended March 31, 2021 in excess of $5,000,000 (each, a “Material Customer” and each such contract, a “Material Customer Agreement”). As of the date hereof, neither the Company nor any Company Subsidiary has received any written notice from any Material Customer that such Material Customer shall not continue as a customer of the Company or that such Material Customer intends to terminate, modify or not renew existing Contracts with the Company or the Company Subsidiaries, except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

(b)    Section 4.19(b) of the Company Disclosure Letter sets forth a list of the suppliers and vendors of the Company and the Company Subsidiaries with whom the Company and the Company Subsidiaries have spent at least $5,000,000 during the twelve-month period ended March 31, 2021 (each, a “Material Supplier” and each Contract pursuant to which the Company or a Company Subsidiary paid those amounts to the applicable Material Supplier, a

“Material Supplier Agreement”). As of the date hereof, neither the Company nor any Company Subsidiary has received any written notice from any Material Supplier that such Material Supplier shall not continue as a supplier or vendor to the Company or that such Material Supplier intends to terminate, modify or not renew existing Contracts with the Company or the Company Subsidiaries, except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

Section 4.20.    Insurance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all current, insurance policies and insurance Contracts of the Company and the Company Subsidiaries are in full force and effect and are valid and enforceable and cover against the risks as are customary for companies of similar size in the same or similar lines of business and (b) all premiums due thereunder have been paid. Neither the Company nor any Company Subsidiary has received notice of cancellation or termination with respect to any current third-party insurance policies or insurance Contracts (other than in connection with normal renewals of any such insurance policies or Contracts) where such cancellation or termination has been or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.21.    Information Supplied. The information relating to the Company and the Company Subsidiaries to be contained in, or incorporated by reference in, the Proxy Statement (or any amendment or supplement thereto) will not, on the date the Proxy Statement is first mailed to the Company Stockholders or at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or on the date of the Company Stockholders’ Meeting, contain any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading. The Proxy Statement will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing provisions of this Section 4.21, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Proxy Statement based upon information supplied by or on behalf of Parent or Merger Sub.

Section 4.22.    Opinion of Financial Advisor. The Company Board of Directors has received opinions of Evercore Group L.L.C. and BNP Paribas Securities Corp., to the effect that, as of the date of such opinions and based upon and subject to the various matters and limitations set forth therein, the Merger Consideration to be received by the holders of the Company Common Stock in the Merger is fair, from a financial point of view, to such holders, other than Parent and its affiliates. A written copy of such opinions will be provided to Parent for informational purposes only promptly following the date of this Agreement.

Section 4.23.    State Takeover Statutes; Anti-Takeover Laws. Assuming the accuracy of Parent’s representations and warranties in the second sentence of Section 5.8, the Company Board of Directors has taken all action necessary to render inapplicable to this Agreement and the Transactions Section 203 of the DGCL and any similar provisions in the Company Governing Documents and any other Takeover Statute. The Company has no rights plan, “poison-pill” or other comparable agreement in effect.

Section 4.24.    Inventory. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Inventory is of a quality and quantity salable and usable in the ordinary course of business; (b) no previously sold Inventory is subject to refunds materially in excess of that historically experienced by the Company or the Company Subsidiaries; (c) except for Inventory in transit to the Real Property, as of the date hereof each of the Inventory is located at the Real Property; (d) neither the Company nor any Company Subsidiary has received any notice of, any pending or threatened investigation or regulatory action by any Governmental Entity involving any of the Inventory; and (e) the Inventory, on a product-by-product basis, is of a quantity and availability sufficient to meet the historical requirements, and known future requirements, of the customers of the Company and the Company Subsidiaries in the ordinary course of business, taking into account seasonal variations in demand. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all specification material included in the Inventory conforms to all applicable specifications or standards and to the Knowledge of the Company, since March 31, 2021, there has been no claim, written or oral, that the material produced by the Company has failed to meet applicable specifications or has been defective in any manner.

Section 4.25.    Related Party Transactions. Except as set forth in the Company SEC Documents filed with the SEC prior to the date hereof, or any compensation or other employment arrangements entered into between the Company or any Company Subsidiary, on the one hand, and any director or officer thereof, on the other hand, in the ordinary course of business, there are no transactions, agreements, arrangements or understandings between the Company or any Company Subsidiary, on the one hand, and (a) any affiliate (including any officer or director) thereof (but not including any wholly owned Subsidiary of the Company), on the other hand or (b) any beneficial owner, directly or indirectly, of five percent (5%) or more of the shares of Company Common Stock, on the other hand.

Section 4.26.    Finders and Brokers. Other than Evercore Group L.L.C. and BNP Paribas Securities Corp., neither the Company nor any Company Subsidiary has employed or engaged any investment banker, broker or finder in connection with the Transactions who is entitled to any fee or any commission in connection with this Agreement or upon or a result of the consummation of the Merger or any of the other Transactions.

Section 4.27.    COVID-19. Except as set forth on Section 4.27 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary has applied for or received any grant, loan, forbearance or other type of relief established by the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) or other federal, state, local or foreign Law in connection with COVID-19. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries have (a) taken such actions as are reasonably necessary to protect the health and safety of the Company’s and the Company Subsidiaries’ employees and other individuals having business dealings with the Company or the Company Subsidiaries in response to COVID-19, including the implementation of policies and procedures to enable remote working environments for employees of the Company and the Company Subsidiaries, and (b) complied with all Laws related to COVID-19 that are applicable to the Company and the Company Subsidiaries, including “shelter in place,” “essential business” and similar Laws.

Section 4.28.    No Other Representations. Except for the representations and warranties contained in Article V, the Company acknowledges that none of Parent, Merger Sub or any of their respective Representatives makes, and the Company acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to Parent or Merger Sub or any of their respective Subsidiaries or with respect to any other information provided or made available to the Company in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to the Company or to the Company’s Representatives in expectation of the Transactions or the accuracy or completeness of any of the foregoing, except, in each case for the representations and warranties contained in Article V.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

OF PARENT AND MERGER SUB

Except as disclosed in any forms, statements, documents or reports filed or furnished by the Parent with the SEC on or after December 31, 2019 and publicly available at least one (1) business day prior to the date hereof (including exhibits and other information incorporated by reference therein, but excluding any predictive, cautionary or forward looking disclosures contained under the captions “risk factors,” “forward looking statements” or any similar precautionary sections), Parent and Merger Sub represent and warrant to the Company as set forth below.

Section 5.1.    Qualification, Organization, etc. Parent is a legal entity duly organized, validly existing and in good standing under the Laws of the State of New Jersey. Parent (a) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and (b) is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent to consummate the Transactions, including the Merger, prior to the Outside Date. Merger Sub is (i) a legal entity duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and (ii) is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Merger Sub to consummate the Transactions, including the Merger, prior to the Outside Date. Parent has filed with the SEC, prior to the date hereof, a complete and accurate copy of the certificate of incorporation and bylaws of Parent as amended to the date hereof (the “Parent Governing Documents”). The Parent Governing Documents are in full force and effect and Parent is in compliance in all material respects with the Parent Governing Documents.

Section 5.2.    Corporate Authority.

(a)    Parent and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions, including the Merger.

The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by all necessary corporate action of Parent and Merger Sub and no other corporate proceedings (pursuant to the Parent Governing Documents or otherwise) on the part of Parent or Merger Sub are necessary to authorize the consummation of, and to consummate, the Transactions, except, with respect to the Merger, for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

(b)    This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Enforceability Limitations.

Section 5.3.    Governmental Consents; No Violation.

(a)    Other than in connection with or in compliance with (i) the DGCL, (ii) the filing of the Proxy Statement with the SEC and any amendments or supplements thereto, (iii) the Securities Act, (iv) the Exchange Act, (v) the HSR Act and any other requisite clearances or approvals under any other applicable requirements of other Antitrust Laws and (vi) any applicable requirements of the NYSE, no authorization, permit, notification to, consent or approval of, or filing with, any Governmental Entity is necessary or required, under applicable Law, for the consummation by Parent and Merger Sub of the Transactions, except for such authorizations, permits, notifications, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions, including the Merger, prior to the Outside Date.

(b)    The execution and delivery by Parent and Merger Sub of this Agreement do not, and, except as described in Section 5.3(a), the consummation of the Transactions and compliance with the provisions hereof by Parent and Merger Sub will not, (i) conflict with or result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation, first offer, first refusal or acceleration of any obligation or to the loss of a benefit under any Contract binding upon Parent or any Parent Subsidiary or to which any of them is a party or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any Lien upon any of the properties, rights or assets of Parent or any Parent Subsidiary, other than Permitted Liens, (ii) conflict with or result in any violation of any provision of (A) the Parent Governing Documents or (B) the organizational documents of any Parent Subsidiary or (iii) conflict with or violate any Laws applicable to Parent or any Parent Subsidiary or any of their respective properties, rights or assets, other than in the case of clauses (i), (ii)(B) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions, including the Merger, prior to the Outside Date.

Section 5.4.    Litigation; Orders. There are no Proceedings pending or, to Parent’s Knowledge, threatened against Parent or any Parent Subsidiary or any of their respective properties, rights or assets by or before any Governmental Entity that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions, including the Merger, prior to the Outside Date. As of the date hereof, there are no orders, judgments or decrees of or settlement agreements with any Governmental Entity that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions, including the Merger, prior to the Outside Date.

Section 5.5.    Information Supplied. The information relating to Parent and Merger Sub to be contained in, or incorporated by reference in, the Proxy Statement (or any amendment or supplement thereto) will not, on the date the Proxy Statement is first mailed to the Company Stockholders or at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or on the date of the Company Stockholders’ Meeting, contain any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading. Notwithstanding the foregoing provisions of this Section 5.5, no representation or warranty is made by Parent or Merger Sub with respect to information or statements made or incorporated by reference in the Proxy Statement based upon information supplied by or on behalf of the Company.

Section 5.6.    Sufficiency of Funds. Parent and Merger Sub will have, at the Effective Time, sufficient funds for Parent and Merger Sub to consummate the Transactions contemplated hereby and make all cash payments contemplated to be made by them under this Agreement in connection with the Merger and the other Transactions, including payment of all amounts required to be paid pursuant to Article III, and to pay all related fees and expenses.

Section 5.7.    Finders and Brokers. Neither Parent nor any Parent Subsidiary has employed or engaged any investment banker, broker or finder in connection with the Transactions who is entitled to any fee or any commission from the Company or any of the Company Subsidiaries in connection with this Agreement or upon or as a result of the consummation of the Merger or any of the other Transactions based on arrangements made by Parent or a Parent Subsidiary.

Section 5.8.    Stock Ownership. Assuming the accuracy of the Company’s representations and warranties set forth in Section 4.23, Parent is not, nor at any time for the past three (3) years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL. Neither Parent nor any Parent Subsidiary directly or indirectly owns as of the date hereof, and at all times for the past three (3) years through the date hereof, neither Parent nor any Parent Subsidiary has owned, beneficially or otherwise, any shares of Company Common Stock.

Section 5.9.    No Merger Sub Activity. Since its date of formation, Merger Sub has not engaged in any activities other than in connection with this Agreement and the Transactions.

Section 5.10.    No Other Representation. In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan and cost-related plan information, regarding the Company, the Company Subsidiaries and their respective business and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking information, with which

Parent and Merger Sub are familiar, that, without limiting in any respect any of the representations and warranties contained in Article IV, Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all such estimates, projections, forecasts and other forward-looking information, as well as such business plans and cost-related plans, so furnished to them. Accordingly, except for the representations and warranties contained in Article IV, each of Parent and Merger Sub acknowledges that neither the Company nor any Representative of the Company makes, and each of Parent and Merger Sub acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to the Company or any Company Subsidiary or with respect to any other information provided or made available to Parent in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to Parent or to Parent’s Representatives in certain “data rooms” or management presentations in expectation of the Transactions or the accuracy or completeness of any of the foregoing, except, in each case for the representations and warranties contained in Article IV.

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS

PENDING THE MERGER

Section 6.1.    Conduct of Business by the Company Pending the Closing. The Company agrees that between the date hereof and the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 9.1, except as set forth in Section 6.1 of the Company Disclosure Letter, as specifically permitted or required by this Agreement, as required by applicable Law or as consented to in writing by Parent the Company (a) shall, and shall cause each Company Subsidiary to, conduct its business in all material respects in the ordinary course of business consistent with past practice and use commercially reasonable efforts to (i) preserve intact its and their present business organizations, goodwill and ongoing businesses, (ii) keep available the services of its and their present officers and other key employees (other than where termination of such services is for cause) and (iii) preserve its and their present relationships with customers, suppliers, vendors, Governmental Entities, employees and other Persons with whom it and they have material business relations; and (b) shall not, and shall not permit any Company Subsidiary to, directly or indirectly:

(i)    amend, modify, waive, rescind or otherwise change the Company’s or any Company Subsidiary’s certificate of incorporation, bylaws or equivalent organizational documents;

(ii)    authorize, declare, set aside, make or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock or other equity interests (whether in cash, assets, shares or other securities of the Company or any Company Subsidiary), except for dividends and distributions paid or made by a wholly owned Company Subsidiary to the Company or another wholly owned Company Subsidiary in the ordinary course of business consistent with past practice;

(iii)    enter into any agreement and arrangement with respect to voting or registration, or file any registration statement with the SEC with respect to any, of its capital stock or other equity interests or any other securities;

(iv)    split, combine, subdivide, reduce or reclassify any of its capital stock or other equity interests, or redeem, purchase or otherwise acquire any of its capital stock or other equity interests (other than repurchases of Company Common Stock in satisfaction of applicable Tax withholdings or upon the payment of the exercise price upon the exercise or vesting of any Company Equity Award outstanding as of the date hereof and in accordance with the terms thereof), or issue or authorize the issuance of any of its capital stock or other equity interests or any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity interests or any rights, warrants or options to acquire any such shares of capital stock or other equity interests;

(v)    except in connection with the pledge of equity interests pursuant to the Company Credit Agreements, issue, deliver, grant, sell, pledge, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance of, any shares in the capital stock, voting securities or other equity interest in the Company or any Company Subsidiary or any securities convertible into or exchangeable or exercisable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares, voting securities or equity interest or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units or take any action to cause to be exercisable or vested any otherwise unexercisable or unvested Company Equity Award under any existing Company Equity Plan, other than issuances of Company Common Stock in respect of the vesting or settlement of Company Equity Awards outstanding as of the date hereof, in all cases in accordance with their respective terms;

(vi)    except as required by applicable Law or any Company Benefit Plan or other Material Contract as in existence as of the date hereof and made available to Parent prior to the date hereof, (A) increase the compensation or benefits payable or to become payable to any of its directors, executive officers or employees, other than annual merit-based increases in base salary in the ordinary course of business consistent with past practice that do not exceed 3% of the aggregate annual cost of all employee annual base salaries and wage rates in effect as of the date hereof; (B) grant, pay or award, or commit to grant, pay or award, any severance, termination pay, change in control payments, bonuses, retention or incentive compensation to any of its current or former directors, executive officers or employees; (C) establish, adopt, enter into, amend or terminate any collective bargaining agreement or Company Benefit Plan, other than amendments to employee welfare benefit plans or collective bargaining agreements in the ordinary course of business that do not materially increase the annual cost or annual expense (relative to the 2020 annual cost or expense) of maintaining such employee welfare benefit plan or collective bargaining agreement; (D) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan (including any grantor trust or similar funding arrangement); (E) terminate the employment of any employee earning in excess of $85.000, other than for cause; or (F) hire any new employees with a base salary in excess of $85,000, other than replacing any such employees in the ordinary course of business consistent with past practice (it being understood that such replacement employee’s compensation and benefits shall be (I) limited to cash compensation only and (II) otherwise consistent in all material respects with the compensation and benefits of such replaced employee);

(vii)    acquire (including by merger, consolidation or acquisition of stock or assets or any other means) or authorize or announce an intention to so acquire, or enter into any agreements providing for (x) any acquisitions of, any equity interests in or all or a material portion of the assets of any Person or any business or division thereof, or otherwise engage in any mergers, consolidations or business combinations or (y) acquisitions of material assets, except for, or with respect to, in each case, (A) acquisitions of supplies or equipment in the ordinary course of business consistent with past practice, or (B) with respect to clause (y) only, capital expenditures permitted by Section 6.1(b)(xii);

(viii)    liquidate, dissolve, restructure, recapitalize or effect any other reorganization (including any restructuring, recapitalization, or reorganization between or among any of the Company and/or the Company Subsidiaries), or adopt any plan or resolution providing for any of the foregoing;

(ix)    make any loans, advances or capital contributions to, or investments in, any other Person, except for (A) loans, advances, or capital contributions solely among the Company and its wholly owned Company Subsidiaries or solely among the Company’s wholly owned Company Subsidiaries in the ordinary course of business consistent with past practice, in each case that do not involve the transfer of funds between the United States of America and another jurisdiction, (B) advances for reimbursable employee expenses in the ordinary course of business consistent with past practice and (C) extensions of credit to customers in the ordinary course of business consistent with past practice;

(x)    sell, lease, license, assign, abandon, permit to lapse, transfer, exchange, swap or otherwise dispose of, or subject to any Lien (other than Permitted Liens), any of its properties, rights or assets (including shares in the capital of the Company Subsidiaries), except (A) dispositions of obsolete, damaged, worn-out or surplus equipment or property no longer necessary in the conduct of the business or other immaterial equipment or property, in each case, in the ordinary course of business consistent with past practice, (B) leases or subleases of real property or interests therein not used for the conduct of the Company’s or the Company Subsidiaries’ business, as currently conducted, in each case in the ordinary course of business consistent with past practice, (C) non-exclusive licenses or other non-exclusive grants of rights in, to or under Company Intellectual Property Rights in the ordinary course of business consistent with past practice, (D) pursuant to the exercise of creditor rights under any Contract providing for outstanding Indebtedness (so long as the Company and its Subsidiaries have used reasonable best efforts to exhaust all other avenues of relief), and (E) pursuant to transactions solely between the Company and a wholly owned Company Subsidiary or solely between wholly owned Company Subsidiaries in the ordinary course of business consistent with past practice;

(xi)    (A) enter into any Contract that would, if entered into prior to the date hereof, be a Material Contract, (B) materially modify, materially amend or extend any Material Contract, (C) terminate any Material Contract, (D) waive or release any material rights or claims under any Material Contract or (E) assign any material rights or claims under any Material Contract, other than (w) in the case of clauses (A) and (B), solely with respect to the types of Contracts described in clauses (viii) and (xiv) of the definition of Material Contract, in the ordinary course of business consistent with past practice, (x) in the case of clause (D), in the ordinary course of business consistent with past practices (so long as such waiver or release is not material to the Company and the Company Subsidiaries, taken as whole); provided, that any actions of a nature contemplated by and to the extent permitted by this Section 6.1(b) shall not require approval under this clause (xi) for any types of Contracts described in clause (xii) below,

(y) in the case of clauses (A) and (B), the ABL Amendment and the Term Loan B Credit Agreement, and (z) in the case of clause (C), the Delayed Draw Term Loan Agreement and the 2024 Notes Indenture.

(xii)    make any capital expenditure, enter into agreements or arrangements providing for capital expenditure or otherwise commit to do so, except for (A) capital expenditures contemplated by and consistent with the annual capital budget approved by the Company Board of Directors prior to the date hereof and set forth in Section 6.1(b)(xii) of the Company Disclosure Letter or (B) capital expenditures not to exceed $5,000,000 in the aggregate incurred in the ordinary course of business consistent with past practice;

(xiii)    compromise or settle any claim, litigation, investigation or proceeding (for the avoidance of doubt, including with respect to matters in which the Company or any Company Subsidiary is a plaintiff, or in which any of their officers or directors in their capacities as such are parties), other than the compromise or settlement of claims, litigations, investigations or proceedings: that (x) (A) are for an amount (in excess of insurance proceeds) for each such compromise or settlement that is, individually, less than $500,000 and for all such compromises or settlements that is, in the aggregate, less than $5,000,000, (B) does not impose any injunctive relief on the Company or any of the Company Subsidiaries (other than insignificant non-monetary restrictions that are customary and ancillary to the monetary relief granted) and does not involve the admission of wrongdoing by the Company, any Company Subsidiary or any of their respective officers or directors and (C) do not relate to claims, litigations, investigations or proceedings brought by Governmental Entities, other than solely in their capacities as customers of the Company’s or its Subsidiaries’ products and services, or (y) are Tax audits, claims, litigations, investigations, or other proceedings (it being understood such audits, claims, litigations, investigations, or other proceedings are subject to the restrictions contained in clause (xvii) below);

(xiv)    make any material change in financial accounting policies, practices, principles or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, in each case, except as required by GAAP, International Financial Reporting Standards or other recognized accounting standards or principles in non-U.S. jurisdictions applicable to the Company Subsidiaries, or applicable Law;

(xv)    enter into or amend any collective bargaining agreement or any material agreement with any labor organization, works council, trade union, labor association or other employee representative, except (A) as required by applicable Law, (B) so long as any such entry or amendment does not materially increase the aggregate annual cost of any such agreement or (C) otherwise in the ordinary course of business;

(xvi)    implement any plant closings;

(xvii)    make, change or revoke any material Tax election, adopt or change any Tax accounting period or material method of Tax accounting, amend any material Tax Return, settle or compromise any material liability for Taxes or any Tax audit, claim or other proceeding relating to a material amount of Taxes, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law), surrender any right to claim a material refund of Taxes, request any material ruling from any Governmental Entity with respect to Taxes, or, except in the ordinary course of business consistent with past practice, agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes;

(xviii)    redeem, repurchase, repay, prepay, defease, incur, assume, endorse, guarantee or otherwise become liable for or modify the terms of any Indebtedness, or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for (A) the incurrence of any Indebtedness solely among the Company and its wholly owned Company Subsidiaries or solely among wholly owned Company Subsidiaries in the ordinary course of business consistent with past practice, (B) guarantees by the Company of Indebtedness of wholly owned Company Subsidiaries or guarantees by wholly owned Company Subsidiaries of Indebtedness of the Company or any other wholly owned Company Subsidiary in the ordinary course of business consistent with past practice, which Indebtedness is incurred prior to the date of this Agreement or otherwise in compliance with this clause (xviii), (C) the incurrence of Indebtedness consisting of revolving loans borrowed under the ABL Agreement that would increase the aggregate principal amount outstanding thereunder to an amount that exceeds the amount outstanding thereunder as of the date hereof by more than $40,000,000, (D) the entry into the Term Loan B Credit Agreement and the borrowing of the term loan contemplated therein, (E) the termination of commitments under the Delayed Draw Term Loan Agreement, (F) entry into the ABL Amendment, and (G) the Discharge of the 2024 Notes and the 2024 Notes Indenture, including the payment of any required premiums in connection therewith;

(xix)    enter into any transactions or Contracts with (A) any affiliate or other Person that would be required to be disclosed by the Company under Item 404 of Regulation S-K of the SEC, or (B) any Person who, to the Knowledge of the Company beneficially owns, directly or indirectly, more than five percent (5%) of the outstanding shares of Company Common Stock;

(xx)    cancel any of the Company’s material insurance policies or fail to pay the premiums on the Company’s material insurance policies such that such failure causes a cancellation of such policy, other than in the ordinary course of business, consistent with past practice, or fail to use commercially reasonable efforts to maintain in the ordinary course the Company’s insurance policies;

(xxi)    (A) enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee) for annual rent payments in excess of $3,000,000, (B) materially modify or amend or exercise any right to renew any Company Lease or other lease or sublease of real property, or waive any term or condition thereof or grant any consents thereunder, (C) grant or otherwise create or consent to the creation of any easement, covenant, restriction, assessment or charge affecting any Leased Real Property, or any interest therein or part thereof (other than any Permitted Liens) or (D) make any material changes in the construction or condition of any such property, in the case of each of clauses (B) through (D), other than in the ordinary course of business consistent with past practice;

(xxii)    voluntarily terminate, materially modify or waive in any material respect any material right under any material Company Permit;

(xxiii)    adopt or otherwise implement any stockholder rights plan, “poison-pill” or other comparable agreement; or

(xxiv)    agree or authorize, in writing or otherwise, to take any of the foregoing actions.

Section 6.2.    Notification of Certain Matters. The Company shall give prompt written notice to Parent and Parent shall give prompt written notice to the Company: (i) of any written notice or other material communication from any Governmental Entity in connection with this Agreement, the Merger or other Transactions, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other Transactions, (ii) of any Proceeding commenced or, to the Company’s Knowledge, threatened against the Company or any Company Subsidiaries or affiliates or otherwise relating to, involving or affecting such party, in each case in connection with, arising from or otherwise relating to the Merger or any other Transaction and (iii) upon becoming aware of the occurrence or impending occurrence of any event or circumstance that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; provided, however, that the delivery of any notice pursuant to this Section 6.2 shall not cure any breach of any representation or warranty hereunder or otherwise limit the remedies available hereunder to any Party and the failure to deliver any such notice shall not affect any of the conditions set forth in Article  VIII.

Section 6.3.    Solicitation.

(a)    From and after the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 9.1, the Company agrees that it, the Company Board of Directors (including any committee thereof) and the Company’s officers shall not, and the Company shall cause the Company’s Subsidiaries not to, and the Company shall cause its and their other respective Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer which constitutes or could be reasonably expected to lead to an Acquisition Proposal or (ii) participate in any discussions or negotiations regarding or furnish to any Person any information relating to the Company or any Company Subsidiary in each case, in connection with, an Acquisition Proposal, other than to state that the Company and their Representatives are prohibited hereunder from engaging in any discussions or negotiations. The Company, the Company Board of Directors (including any committee thereof) and the Company’s officers shall, and the Company shall cause the Company’s Subsidiaries to, and the Company shall cause its and their other respective Representatives to, immediately cease any and all existing solicitation, encouragement, discussions or negotiations with any Persons (or provision of any nonpublic information to any Persons) with respect to any inquiry, proposal or offer that constitutes, or is reasonably expected to lead to, an Acquisition Proposal. Promptly after the date hereof (and, in any event, within three (3) business days following the date hereof) the Company shall (A) request in writing that each Person (other than Parent) that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal within eighteen (18) months prior to the date hereof promptly destroy or return to the Company all nonpublic information heretofore furnished by the Company or any of its Representatives to such Person or any of its Representatives in accordance with the terms of such confidentiality agreement, unless such request had been made by or on behalf of the Company prior to the execution and delivery of this Agreement and no information was provided by or on behalf of the Company to such Person or its Representatives following such request, and (B) terminate access to any physical or electronic data rooms relating to a possible Acquisition Proposal by any such Person and its Representatives. The Company shall, and shall cause its Subsidiaries to, enforce, and not waive, terminate or modify without Parent’s prior written consent, any confidentiality, standstill or similar provision in any confidentiality, standstill or other agreement; provided that, if the Company Board of Directors determines in good faith after consultation with the Company’s outside legal counsel that the failure to waive a particular standstill provision, or other provision with similar effect, would be reasonably likely to be a breach of the directors’ fiduciary duties under applicable Law, the Company may, with prior written notice to Parent, waive such standstill provision, or other provision with similar effect, solely to the extent necessary to permit the applicable Person (if it has not been solicited in violation of this Section 6.3(a)) to make, on a confidential basis to the Company Board of Directors, an Acquisition Proposal, conditioned upon such Person agreeing to disclosure of such Acquisition Proposal to Parent, in each case as contemplated by this Section 6.3. For purposes of this Section 6.3, the term “Person” means any Person or “group,” as defined in Section 13(d) of the Exchange Act, other than, with respect to the Company, Parent or any Parent Subsidiary or any of their Representatives. For the avoidance of doubt, any violation of the restrictions set forth in this Section 6.3 by the Company Board of Directors (including any committee thereof), by any of the Company’s officers, by any of the Company’s other affiliates or by any of their respective Representatives shall be a breach of this Section 6.3 by the Company. For the avoidance of doubt, notwithstanding anything to the contrary contained in this Agreement, any notices expressly required to be made to Parent pursuant to this Section 6.3 shall not, in and of themselves, be deemed to be a Change of Recommendation, so long as such notices are delivered privately to Parent and would not reasonably be expected to require public disclosure thereof.

(b)    Except as otherwise provided in this Section 6.3, from and after the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 9.1, the Company agrees that it, the Company Board of Directors (including any committee thereof) and the Company’s officers shall not, and the Company shall cause the Company’s Subsidiaries not to, and the Company shall cause its and their other respective Representatives not to, directly or indirectly: (i) adopt, approve, publicly endorse or publicly recommend or publicly propose to adopt, approve, endorse or recommend, any Acquisition Proposal, (ii) withdraw, change, amend, modify or qualify, or otherwise publicly propose to withdraw, change, amend, modify or qualify, in a manner adverse to Parent, the Company Board Recommendation, (iii) if an Acquisition Proposal has been publicly disclosed, fail to publicly recommend against any such Acquisition Proposal within ten (10) business days after Parent’s written request that the Company or the Company Board of Directors do so (or subsequently withdraw, change, amend, modify or qualify (or publicly propose to do so), in a manner adverse to Parent, such rejection of such Acquisition Proposal) and reaffirm the Company Board Recommendation within such ten (10) business day period (or, with respect to any Acquisition Proposals or material amendments, revisions or changes to the terms of any such previously publicly disclosed Acquisition Proposal that are publicly disclosed within the last ten (10) days prior to the then-scheduled Company Stockholders’ Meeting, fail to take the actions referred to in this clause (iii), with references to the applicable ten (10) business day period being replaced with three (3) business days), (iv) fail to include the Company Board Recommendation in the Proxy Statement, (v) approve or authorize, or cause or permit the Company or any Company

Subsidiary to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document relating to, or any other agreement or commitment providing for, any Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 6.3) (a “Company Acquisition Agreement”) or (vi) commit or agree to do any of the foregoing (any act described in clauses (i), (ii), (iii), (iv) or (v) or (vi) (to the extent related to the foregoing clauses (i), (ii), (iii), (iv) or (v)), a “Change of Recommendation”).

(c)    Notwithstanding the limitations set forth in Section 6.3(a), if the Company receives, prior to obtaining the Company Stockholder Approval, a bona fide written Acquisition Proposal that did not result from a breach of Section 6.3(a), which the Company Board of Directors determines in good faith (i) after consultation with the Company’s outside legal counsel and financial advisors constitutes a Superior Proposal or is reasonably expected to lead to a Superior Proposal and (ii) after consultation with the Company’s outside legal counsel, that the failure to take such action would be reasonably likely to constitute a breach of the directors’ fiduciary duties under applicable Law, then the Company may take the following actions: (x) furnish information (including nonpublic information) with respect to the Company to the Person making such Acquisition Proposal (and its Representatives), if, and only if, prior to so furnishing any nonpublic information, the Company receives from such Person an executed Acceptable Confidentiality Agreement and the Company also provides Parent, prior to or substantially concurrently with the time such nonpublic information is provided or made available to such Person or its Representatives, any information furnished to such other Person or its Representatives that was not previously furnished to Parent, and (y) engage in discussions or negotiations with such Person (and its Representatives) with respect to such Acquisition Proposal.

(d)    The Company shall promptly (and in any event within twenty-four (24) hours) notify Parent of any receipt by any director or officer of the Company or by any of the Company’s Subsidiaries, or its or their respective Representatives, of any Acquisition Proposal or any proposals or inquiries that could reasonably be expected to lead to an Acquisition Proposal, or any inquiry or request for nonpublic information relating to the Company or any Company Subsidiary by any Person who has made or could reasonably be expected to make any an Acquisition Proposal. Such notice shall indicate the identity of the Person making the Acquisition Proposal, inquiry or request, and the material terms and conditions of any such proposal or offer or the nature of the information requested pursuant to such inquiry or request, including unredacted copies of all written requests, proposals or offers, including proposed agreements received by the Company relating to such Acquisition Proposal or, if such Acquisition Proposal is not in writing, a reasonably detailed written description of the material terms and conditions thereof. Without limiting the Company’s other obligations under this Section 6.3, the Company shall keep Parent reasonably informed on a prompt and timely basis of the status and material terms and of any material developments, discussions or negotiations regarding any such Acquisition Proposal and the material terms and conditions thereof (including any change in price or form of consideration or other material amendment thereto), including by providing a copy of material documentation and summary of communications (which shall include any proposals or offers) relating thereto that is exchanged between the Person or group of Persons making such Acquisition Proposal (or their Representatives) and the Company (or its Representatives) within twenty-four (24) hours after the receipt or delivery thereof and keep Parent reasonably informed on a prompt and timely basis as to the nature of any nonpublic information requested of the Company with respect thereto. Without limiting the Company’s other obligations under this Section 6.3, the Company shall promptly provide (and in any event within twenty-four (24) hours) to Parent any nonpublic information concerning the Company provided to any other Person in connection with any Acquisition Proposal that was not previously provided to Parent. Without limiting the foregoing, the Company shall promptly (and in any event within twenty-four (24) hours after such determination) inform Parent in writing if the Company determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 6.3(c). Unless this Agreement has been validly terminated pursuant to Section 9.1, the Company shall not take any action to exempt any Person other than Parent or Merger Sub from the restrictions on “business combinations” contained in any applicable Takeover Statute or in the Company Governing Documents, or otherwise cause such restrictions not to apply. The Company agrees that it will not, directly or indirectly, enter into any agreement with any Person which directly or indirectly prohibits the Company from providing any information to Parent in accordance with, or otherwise complying with, this Section 6.3.

(e)    Notwithstanding anything in this Section 6.3 to the contrary, but subject to Section 6.3(f), at any time prior to obtaining the Company Stockholder Approval, the Company Board of Directors may (i) make a Change of Recommendation (only of the type contemplated by Section 6.3(b)(ii), Section 6.3(b)(iv) or Section 6.3(b)(vi) (to the extent related to Section 6.3(b)(ii) or Section 6.3(b)(iv))) in response to an Intervening Event if the Company Board of Directors has determined in good faith after consultation with the Company’s outside legal counsel, that the failure to take such action would be reasonably likely to constitute a breach of the directors’ fiduciary duties under applicable Law or (ii) make a Change of Recommendation or cause the Company to terminate this Agreement pursuant to and in accordance with Section 9.1(g), in order to enter into a definitive agreement providing for an Acquisition Proposal (that did not result from a material breach of Section 6.3(a) and that the Company Board of Directors determines in good faith after consultation with the Company’s outside legal counsel and financial advisors is a Superior Proposal), but only if, in each case, the Company Board of Directors has determined in good faith after consultation with the Company’s outside legal counsel, that the failure to take such action would be reasonably likely to constitute a breach of the directors’ fiduciary duties under applicable Law; provided that, notwithstanding anything to the contrary herein, neither the Company nor any Company Subsidiary shall enter into any Company Acquisition Agreement unless this Agreement has been validly terminated in accordance with Section 9.1(g). “Intervening Event” means any event, change or development first occurring or arising after the date hereof that is material to the Company and the Company Subsidiaries (taken as a whole) and was not known by or reasonably foreseeable to the Company Board of Directors as of the date hereof; provided, however, that in no event shall the following events, changes or developments constitute an Intervening Event: (A) the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof, (B) changes in the market price or trading volume of the Company Common Stock or any other securities of the Company, Parent or their respective Subsidiaries, or any change in credit rating or the fact that the Company meets or exceeds or does not meet or exceed internal or published estimates, projections, forecasts or predictions for any period (it being understood that the facts or occurrences giving rise or contributing to such changes may be taken into account to the extent not otherwise excluded), (C) changes in general economic, political or financial conditions or markets (including changes in interest rates, exchange rates, stock, bond and/or debt prices) or in any industry or industries in which the Company and the Company Subsidiaries operate, (D) changes in GAAP, other applicable accounting rules or applicable Law or, in any such case, changes in the interpretation thereof or (E) any changes relating to Parent or its Subsidiaries.

(f)    Prior to the Company taking any action permitted (i) under Section 6.3(e)(i), the Company shall provide Parent with four (4) business days’ prior written notice advising Parent that it intends to effect a Change of Recommendation and specifying, in reasonable detail, the reasons therefor, and during such four (4) business day period, the Company shall cause its Representatives (including its executive officers) to negotiate in good faith (to the extent Parent desires to negotiate) any proposal by Parent to amend the terms and conditions of this Agreement in a manner that would obviate the need to effect a Change of Recommendation and at the end of such four (4) business day period the Company Board of Directors again makes all of the required determinations under Section 6.3(e)(i) (after in good faith taking into account any amendments proposed by Parent) or (ii) under Section 6.3(e)(ii), the Company shall provide Parent with four (4) business days’ prior written notice advising Parent that the Company Board of Directors intends to take such action and specifying the terms and conditions of the Acquisition Proposal, including a copy of any proposed definitive documentation, and during such four (4) business day period, the Company shall cause its Representatives (including its executive officers) to negotiate in good faith (to the extent Parent desires to negotiate) any proposal by Parent to amend the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal and at the end of such four (4) business day period the Company Board of Directors again makes all of the required determinations under Section 6.3(e)(ii) (after in good faith taking into account the amendments proposed by Parent). With respect to Section 6.3(f)(ii), if there are any material amendments, revisions or changes to the terms of any such Superior Proposal (including any revision to the amount, form or mix of consideration the Company Stockholders would receive as a result of the Superior Proposal or a change to any conditions), the Company shall comply again with Section 6.3(f)(ii), with references to the applicable four (4) business day period being replaced by two (2) business days.

(g)    Nothing in this Agreement shall prohibit the Company or the Company Board of Directors from (i) disclosing to the Company Stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or other disclosure required to be made in the Proxy Statement by applicable laws, (ii) making any “stop, look and listen” communication to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or any similar statement in response to any publicly disclosed Acquisition Proposal; provided that any “stop, look and listen” statement, or any such similar statement also includes an express reaffirmation of the Company Board Recommendation. For the avoidance of doubt, this Section 6.3(g) shall not permit the Company Board of Directors to make (or otherwise modify the definition of) a Change of Recommendation.

ARTICLE VII

ADDITIONAL AGREEMENTS

Section 7.1.    Access; Confidentiality.

(a)    From the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 9.1, to the extent permitted by applicable Law, the Company shall, and shall cause each Company Subsidiary to, afford to Parent and Parent’s Representatives reasonable access during normal business hours and upon reasonable advance notice to the Company’s and the Company Subsidiaries’ offices, properties, Contracts, personnel, books and records (so long as any such access does not unreasonably interfere with the Company’s business) and, during such period, the Company shall, and shall cause each Company Subsidiary to, furnish as promptly as practicable to Parent all information (financial or otherwise) concerning its business, properties, offices, Contracts and personnel as Parent may reasonably request (including information for purposes of transition and integration planning or possible divestitures of assets or businesses). Notwithstanding the foregoing, the Company shall not be required by this Section 7.1 to provide Parent or Parent’s Representatives with access to or to disclose information (i) that is prohibited from being disclosed pursuant to the terms of a confidentiality agreement with a third party entered into prior to the date hereof (provided, however, that, at Parent’s written request, the Company shall use its commercially reasonable efforts to obtain the required consent of such third party to such access or disclosure or, if unable to do so, to make appropriate substitute arrangements to permit reasonable access or disclosure not in violation of such consent requirement), (ii) the disclosure of which, in the reasonable good faith judgment of the Company, would violate applicable Law (provided, however, that the Company shall use its commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of such Law) or (iii) the disclosure of which, in the reasonable good faith judgment of the Company, would cause the loss of any attorney-client, attorney work product or other legal privilege (provided, however, that the Company shall use its commercially reasonable efforts to allow for such disclosure to the maximum extent that does not jeopardize such attorney-client, attorney work product or other legal privilege); provided, however, that such access and information shall be disclosed or granted, as applicable, to counsel for Parent to the extent reasonably required for the purpose of obtaining required approvals or consents, or making filings or providing notices, subject to prior execution of a common interest or joint defense agreement in customary form. Parent and the Company will cooperate to minimize to the extent reasonably practicable any unnecessary disruption to the businesses of the Company and the Company Subsidiaries that may result from the requests for access, data and information hereunder. Without limiting the foregoing, the Company also agrees to provide reasonable cooperation prior to the Closing to Parent in the event Parent desires to divest any businesses or assets of the Company in the event the Closing occurs, and, notwithstanding anything in the Confidentiality Agreement to the contrary, the Company will, at Parent’s request, permit potential purchasers of such assets or businesses (and their representatives) to receive information about such assets or businesses so long as they are or become subject to customary non-disclosure agreements; provided that (i) any such transaction is conditioned upon and shall not be completed until, the consummation of the Merger; and (ii) that Parent shall reimburse the Company and its Subsidiaries for their reasonable and documented out-of-pocket expenses incurred in connection with the negotiation of each such agreement.

(b)    Each of the Company and Parent will hold, and will cause its Representatives and affiliates to hold, any nonpublic information, including any information exchanged pursuant to this Section 7.1, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement.

Section 7.2.    Reasonable Best Efforts.

(a)    Subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the Transactions, including the Merger, as promptly as practicable after the date hereof, including (i) preparing and filing or otherwise providing, in consultation with the other Party and as promptly as practicable and advisable after the date hereof, all documentation to effect all necessary or advisable applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transactions, including the Merger, as promptly as practicable after the date hereof, and (ii) taking all steps as may be necessary, subject to the limitations in this Section 7.2, to obtain all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals as promptly as practicable after the date hereof. Notwithstanding anything to the contrary set forth in this Agreement, the obligations of Parent under this Section 7.2 shall include: (i) the defense through litigation on the merits of any claim asserted in any court, agency or other Proceeding by any Person (including any Governmental Entity) seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Transactions, including the Merger; (ii) agreeing or committing to sell, divest, or otherwise convey any particular asset, category, portion or part of an asset or business of Parent, the Company and their respective Subsidiaries subsequent to the Effective Time and (iii) agreeing or committing to license, hold separate or enter into similar arrangements with respect to its respective assets or the assets of the Company or conduct of business arrangements or terminating any and all existing relationships and contractual rights and obligations as a condition to obtaining any and all expirations of waiting periods under the HSR Act or consents from any Governmental Entity necessary, to consummate the transactions contemplated hereby (each of clause (i), (ii), or (iii), an “Antitrust Remedial Action”), provided, however, that nothing in this Agreement shall require Parent to agree or commit to, and the Company may not agree or commit to, any Antitrust Remedial Action with respect to the assets or businesses described in Section 7.2(a) of the Company Disclosure Letter. In furtherance and not in limitation of the foregoing, each Party agrees to (A) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable, and in any event within ten (10) business days after the execution of this Agreement (unless a later date is mutually agreed between the Parties), and to supply as promptly as practicable and advisable any additional information and documentary materials that may be required or advisable pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable, and (B) make all other required or advisable filings as promptly as practicable after the date hereof, and to supply as promptly as practicable and advisable any additional information and documentary materials that may be requested under any Antitrust Laws and, subject to the terms and conditions of this Agreement, to take all other actions necessary to cause the expiration or termination of the applicable waiting periods or obtain consents under such Antitrust Laws.

(b)    Each of Parent and the Company shall, in connection with and without limiting the efforts referenced in Section 7.2(a) to obtain all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations for the Transactions under the HSR Act or any other Antitrust Law, (i) cooperate in all respects and consult with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, including by allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions and reasonably considering in good faith comments of the other Party, (ii) promptly inform the other Party of any communication received by such Party from, or given by such Party to, the Antitrust Division of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or any other Governmental Entity, by promptly providing copies to the other Party of any such written communications, and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions and (iii) permit the other Party to review in advance any communication that it gives to, and consult with each other in advance of any meeting, substantive telephone call or conference with, the DOJ, the FTC or any other Governmental Entity, or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC, other applicable Governmental Entity, other Person or applicable Law, give the other Party the opportunity to attend and participate in any meetings, telephone calls or videoconferences with the DOJ, the FTC or other Governmental Entity or other Person; provided, however, that materials required to be provided pursuant to the foregoing clauses (i)-(iii) may be redacted (A) to remove references concerning the valuation of Parent, Company or any of their respective Subsidiaries, (B) as necessary to comply with contractual arrangements existing as of the date hereof and (C) as necessary to address reasonable privilege or confidentiality concerns; provided, further, that each of Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 7.2(b) as “Outside Counsel Only Material.” Without limiting Parent’s cooperation obligations described in Section 7.2(a) and this Section 7.2(b) (including, for the avoidance of doubt, Parent’s obligation to use reasonable best efforts to take all steps as may be necessary, subject to the limitations in this Section 7.2, to obtain all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals as promptly as practicable after the date hereof), Parent will control the ultimate strategy for securing approvals and expiration of relevant waiting periods under the Antitrust Laws, including any filings, submissions and communications with or to any Governmental Entity in connection therewith, and taking into account in good faith any comments of, the Company or its Representatives relating to such strategy.

(c)    In connection with and without limiting the foregoing, the Company shall give any notices to third parties required under Contracts that are necessary or desirable for the consummation of the Transactions. The Company shall use, and cause each of the Company Subsidiaries to use, its commercially reasonable efforts to obtain any third party consents to any Contracts in the event Parent requests, in writing, the Company to do so; provided, however, each of the parties acknowledges and agrees that obtaining any such consent or approval shall not, in and of itself, be a condition to the consummation of the Transactions, including the Merger. Notwithstanding anything to the contrary herein, none of Parent, the Company or any of their respective Subsidiaries shall be required to pay any consent or other similar fee, payment or consideration, make any other concession or provide any additional security (including a guaranty), to obtain such third party consents (except, in the case of the Company, if requested by Parent and either (i) reimbursed or indemnified for by Parent or (ii) subject to the occurrence of the Effective Time).

Section 7.3.    Publicity. So long as this Agreement is in effect, neither the Company nor Parent, nor any of their respective Subsidiaries, shall issue or cause the publication of any press release or other public announcement or disclosure with respect to the Merger, the other Transactions or this Agreement without the prior written consent of the other Party, unless such Party determines, after consultation with outside counsel, that it is required by applicable Law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of such press release or other public announcement or disclosure with respect to the Merger, the other Transactions or this Agreement, in which event such Party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other Party to review and comment upon such press release or other announcement or disclosure in advance and shall give due consideration to all reasonable additions, deletions or changes suggested thereto; provided, however, that the Parties shall not be required by this Section 7.3 to provide any such review or comment to the other Party relating to any dispute between the Parties relating to this Agreement; provided, further that each Party and their respective Subsidiaries and Representatives may make statements that are consistent with previous press releases, public disclosures or public statements made by Parent or the Company in compliance with this Section 7.3. Notwithstanding anything to the contrary, the obligations set forth in this Section 7.3 shall not apply to any communication regarding an Acquisition Proposal or a Change of Recommendation.

Section 7.4.    D&O Insurance and Indemnification.

(a)    For six (6) years from and after the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, indemnify and hold harmless all past and present directors and officers of the Company and the Company Subsidiaries (collectively, the “Indemnified Parties”) against any costs (including reasonable attorneys’ fees) and expenses (including advancing costs (including reasonable attorneys’ fees) and expenses prior to the final disposition of any actual or threatened claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by applicable Law and the Company Governing Documents; provided that such Indemnified Party agrees in advance to return any such funds to which a court of competent jurisdiction determines in a final, nonappealable judgment that such Indemnified Party is not ultimately entitled), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, investigation, suit or proceeding, whether civil, criminal, administrative or investigative process, in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger or any of the other Transactions), whether asserted or claimed prior to, at or after the Effective Time, in connection with such Persons serving or having served as an officer, director, employee or other fiduciary of the Company or any Company Subsidiary or of any other Person if such service was at the request or for the benefit of the Company or any Company Subsidiary, to the fullest extent permitted by applicable Law and the Company Governing Documents or the organizational documents of the applicable Company Subsidiary (as applicable) or any indemnification agreements with such Persons in existence on the date of this Agreement and made available to Parent. The Parties agree that the foregoing rights to indemnification and advancement shall also apply with respect to any action to enforce this provision and that all rights to elimination of liability, indemnification and advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the Indemnified Parties as provided in their respective certificate of incorporation or bylaws (or comparable organizational documents) or in any indemnification agreement in existence on the date of this Agreement and made available to Parent shall survive the Merger and shall continue in full force and effect in accordance with the terms thereof. Notwithstanding anything herein to the contrary, if any Indemnified Party notifies the Surviving Company on or prior to the sixth (6th) anniversary of the Effective Time of a matter in respect of which such Person intends in good faith to seek indemnification pursuant to this Section 7.4, the provisions of this Section 7.4 shall continue in effect with respect to such matter until the final disposition of all claims, actions, investigations, suits and proceedings relating thereto.

(b)    For six (6) years after the Effective Time, Parent shall cause to be maintained in effect the provisions in (i) the Company Governing Documents and (ii) any indemnification agreement of the Company or a Company Subsidiary with any Indemnified Party in existence on the date of this Agreement and made available to Parent, except to the extent that such agreement provides for an earlier termination, in each case, regarding elimination of liability, indemnification of officers, directors and employees and advancement of expenses that are in existence on the date hereof, and no such provision shall be amended, modified or repealed in any manner that would adversely affect the rights or protections thereunder of any such Indemnified Party in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger or any of the other Transactions).

(c)    At or prior to the Effective Time, the Company shall purchase a six (6)-year prepaid “tail” policy on terms and conditions providing coverage retentions, limits and other material terms substantially equivalent to the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and the Company Subsidiaries with respect to matters arising at or prior to the Effective Time; provided, however, that the Company shall not commit or spend on such “tail” policy, in the aggregate, more than three hundred percent (300%) of the last aggregate annual premium paid by the Company prior to the date hereof for the Company’s current policies of directors’ and officers’ liability insurance and fiduciary liability insurance (the “Base Amount”), and if the cost of such “tail” policy would otherwise exceed the Base Amount, the Company shall be permitted to purchase as much coverage as reasonably practicable for the Base Amount. The Company shall in good faith cooperate with Parent prior to the Closing Date with respect to the procurement of such “tail” policy, including with respect to the selection of the broker, available policy price and coverage options.

(d)    In the event Parent or the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and, in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, shall assume the obligations set forth in this Section 7.4. The rights and obligations under this Section 7.4 shall survive consummation of the Merger and shall not be terminated or amended in a manner that is adverse to any Indemnified Party without the written consent of such Indemnified Party. The Parties acknowledge and agree that the Indemnified Parties shall be third party beneficiaries of this Section  7.4, each of whom may enforce the provisions thereof.

Section 7.5.     Takeover Statutes. The Company shall use its reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to this Agreement or any of the Transactions, and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on this Agreement and the Transactions. No Change of Recommendation shall change, or be deemed to change, or permit the Company or the Company Board of Directors to change, in any manner or respect the approval of the Company Board of Directors for purposes of causing any Takeover Statute to be inapplicable to this Agreement or any of the Transactions.

Section 7.6.    Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Transactions, including the Merger, upon the terms and subject to the conditions set forth in this Agreement. For the avoidance of doubt, any violation of the obligations of Merger Sub under this Agreement shall also be deemed to be a breach of this Agreement by Parent.

Section 7.7.    Employee Matters.

(a)    Effective as of the Effective Time and for a period of twelve (12) months thereafter, Parent shall provide, or shall cause the Surviving Company to provide, to each employee of the Company or any Company Subsidiary (other than any employee who is covered by a Collective Bargaining Agreement) who continues to be employed by Parent or the Surviving Company or any Subsidiary thereof (the “Continuing Employees”), (i) base salary or wages and target cash incentive compensation opportunities, in the aggregate, that are no less favorable than the base salary or wages and target cash incentive compensation opportunities, in the aggregate, in effect for such Continuing Employee immediately prior to the Effective Time, (ii) severance benefits upon any involuntary termination of employment that are no less favorable than severance benefits that would have been provided to such Continuing Employee pursuant to the Company Benefit Plan identified as such in Section 4.10(a) of the Company Disclosure Letter upon an involuntary termination of employment immediately prior to the Effective Time and (iii) employee benefits (other than any defined benefit pension or post-retirement welfare benefits) that are no less favorable, in the aggregate, than as in effect for Continuing Employees immediately prior to the Effective Time or as in effect for similarly situated employees of Parent and its Subsidiaries during such 12-month period.

(b)    For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Continuing Employees after the Effective Time (the “New Plans”), each Continuing Employee shall, subject to applicable law and applicable tax qualification requirements, be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time (including, for avoidance of doubt, any service credit provided by the Company or its Subsidiaries to such Continuing Employee in connection with acquisitions occurring prior to the Effective Time); provided that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent that coverage under such New Plan is of the same type as the Company Benefit Plan in which such Continuing Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), and (ii) (A) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, Parent or its applicable Subsidiary shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents and (B) Parent and its applicable Subsidiary cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c)    If, at least twenty (20) business days prior to the Effective Time, Parent provides written notice to the Company directing the Company to terminate its 401(k) plan(s), the Company shall terminate any and all 401(k) plans effective as of the day immediately preceding the day on which the Effective Time occurs (the “401(k) Termination Date”). In the event that Parent requests that such 401(k) plan(s) be terminated, the Company shall provide Parent with evidence reasonably satisfactory to Parent that such 401(k) plan(s) have been terminated pursuant to resolution of the Company’s Board of Directors at least one (1) business day prior to the day on which the Effective Time occurs; provided that prior to terminating the Company’s 401(k) plan, the Company shall provide Parent with the form and substance of any applicable resolutions for review (and the Company shall consider any of Parent’s comments in good faith). If the Company 401(k) plan is terminated pursuant to this Section 7.7(c), then as soon as practicable following the 401(k) Termination Date, Parent shall permit all Continuing Employees who were eligible to participate in the Company 401(k) plan immediately prior to the 401(k) Termination Date to participate in Parent’s 401(k) plan, and shall permit each such Continuing Employee to elect to transfer his or her account balance when distributed from the terminated Company 401(k) plan, including any outstanding participant loans, to Parent’s 401(k) plan.

(d)    Nothing in this Agreement shall confer upon any Continuing Employee any right to continue in the employ or service of Parent or any affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent or any affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Parent, the Company or any affiliate of Parent and the Continuing Employee or any severance, benefit or other applicable plan or program covering such Continuing Employee, or any collective bargaining agreement or similar labor agreement with any labor organization, work council or trade union covering such Continuing Employee. Notwithstanding any other provision in this Agreement to the contrary, nothing in this Section 7.7 shall (i) be deemed or construed to be an amendment or other modification of any Company Benefit Plan or employee benefit plan of Parent or Merger Sub, and (ii) create any third party rights in any current or former employee or other service provider of the Company or its affiliates (or any beneficiaries or dependents thereof).

Section 7.8.    Rule  16b-3. Prior to the Effective Time, the Company shall take all such steps as may be reasonably necessary or advisable (to the extent permitted under applicable Law and no-action letters issued by the SEC) to cause any dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.9.    Stockholder Litigation. The Company shall provide Parent prompt notice of any litigation brought by any Company Stockholder or purported Company Stockholder against the Company, any of its Subsidiaries and/or any of their respective directors or officers relating to the Merger or any of the other Transactions or this Agreement, and shall keep Parent informed on a prompt and timely basis with respect to the status thereof (including by promptly furnishing to Parent and its Representatives such information relating to such litigation as may reasonably be requested). The Company shall give Parent the opportunity to participate (at Parent’s expense) in the defense or settlement of any such litigation and reasonably cooperate with Parent in conducting the defense or settlement of such litigation, and no such settlement shall be agreed without Parent’s prior written consent. In the event of, and to the extent of, any conflict or overlap between the provisions of this Section 7.9 and Section 6.1 or Section 7.2, the provisions of this Section 7.9 shall control.

Section 7.10.    Delisting and Deregistration. Each of the Parties agrees to cooperate with the other Parties in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from NASDAQ and terminate its registration under the Exchange Act and terminate the registration of any other securities of the Company under the Exchange Act or Securities Act (as applicable); provided that such delisting and termination shall not be effective until at or after the Effective Time.

Section 7.11.    Director Resignations. Prior to the Closing, the Company shall use its reasonable best efforts to cause to be delivered to Parent resignations executed by each director of the Company in office as of immediately prior to the Effective Time and effective upon the Effective Time.

Section 7.12.    Proxy Statement; Company Stockholders’ Meeting.

(a)    As promptly as reasonably practicable, and no later than twenty (20) business days, following the date of this Agreement, the Company shall prepare, in consultation with Parent, and file with the SEC the preliminary Proxy Statement. Subject to Section 6.3(e), the Company and the Board of Directors shall include the Company Board Recommendation in the proxy statement to be filed with the SEC in connection with seeking Company Stockholder Approval (including the letter to stockholders, notice of meeting and form of proxy, the “Proxy Statement”). Each of the Company and Parent shall furnish all information concerning itself and its affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement, and each of the Company and Parent covenants that none of the information supplied or to be supplied by it for inclusion or incorporation in the Proxy Statement will, at the date it or any amendment or supplement thereto is filed with the SEC or mailed to the Company Stockholders or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement. The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to filing such documents with the SEC or disseminating them to Company Stockholders and a reasonable opportunity to review and comment on all responses to requests for additional information, and shall consider any comments proposed by Parent in good faith. The Company will cause the definitive Proxy Statement to be mailed to the Company Stockholders as promptly as practicable, and in no event more than five (5) business days, after the later of (x) the expiration of the ten (10)-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act or (y) the date on which the Company learns the SEC staff has no further comments on the Proxy Statement. If, at any time prior to the Company Stockholders’ Meeting, any information relating to the Company, Parent or any of their respective affiliates, officers or directors should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are or were made, not misleading, the Party that discovers such information shall promptly notify the other Parties and an appropriate amendment or supplement describing (or correcting) such information shall be prepared and, following a reasonable opportunity for the other Party (and its counsel) to review and comment on such amendment or supplement, promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the Company Stockholders.

(b)    Unless this Agreement is terminated in accordance with its terms, and notwithstanding any Change of Recommendation, the Company shall, as promptly as practicable, and in no event more than thirty-five (35) days after the expiration of the 10-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act or the date on which the Company learns the SEC has no further comments on the Proxy Statement, duly call, give notice of, convene (on a date which shall be selected in reasonable consultation with Parent) and hold a meeting of the Company Stockholders (the “Company Stockholders’ Meeting”) for the purpose of obtaining the Company Stockholder Approval and the Company shall submit such proposal to obtain the Company Stockholder Approval to the Company Stockholders at the Company Stockholders’ Meeting and shall not submit any other proposals to its stockholders in connection with the Company Stockholders’ Meeting (other than an advisory vote regarding merger-related compensation and a customary proposal regarding the adjournment of the Company Stockholders’ Meeting) without the prior written consent of Parent. The record date for the Company Stockholders’ Meeting shall be selected after reasonable consultation with Parent. Unless the Company has effected a Change of Recommendation in accordance with Section 6.3(e), the Company shall use its reasonable best efforts to obtain the Company Stockholder Approval. Within five (5) business days after the date of this Agreement (and thereafter, upon the reasonable request of Parent made not more than one time every two weeks), the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act for a record date for the Company Stockholders’ Meeting that is twenty (20) business days after the date of such “broker search.” Notwithstanding anything to the contrary contained herein, the Company shall not postpone or adjourn the Company Stockholders’ Meeting without the prior written consent of Parent; provided that if at any time following the dissemination of the Proxy Statement, either the Company or Parent reasonably determines in good faith that the Company Stockholder Approval is unlikely to be obtained at the Company Stockholders’ Meeting, including due to an absence of quorum, then, unless the Company Board of Directors has effected a Change of Recommendation, on no more than two occasions (for each of the Company and Parent) and prior to the vote contemplated having been taken, each of the Company and Parent shall have the right to require an adjournment or postponement of the Company Stockholders’ Meeting for the purpose of soliciting additional votes in favor of this Agreement; provided, further, that no such adjournment or postponement shall delay the Company Stockholders’ Meeting by more than seven (7) days from the prior-scheduled date or to a date on or after the fifth (5th) business day preceding the Outside Date. Notwithstanding the foregoing, the Company may postpone or adjourn the Company Stockholders’ Meeting if (i) the Company is required to postpone or adjourn the Company Stockholders’ Meeting by applicable Law, or (ii) the Board of Directors or any authorized committee thereof shall have determined in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the Company Stockholders’ Meeting in order to give Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent or otherwise made available to such holders by issuing a press release, filing materials with the SEC or otherwise (including in connection with any Change of Recommendation) (in each case so long as any such information or disclosure was made in compliance with this Agreement); provided that no such adjournment or postponement shall delay the Company Stockholders’ Meeting by more than ten (10) days from the prior-scheduled date or to a date on or after the fifth (5th) business day preceding the Outside Date. Notwithstanding any Change of Recommendation, unless this Agreement has been validly terminated pursuant to Section 9.1, the Company shall submit this Agreement to the Company Stockholders for adoption at the Company Stockholders’ Meeting and shall not submit any Acquisition Proposal for approval by the Company Stockholders.

Section 7.13.    Financing Cooperation.

(a)    Financing Cooperation. Prior to the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, and shall use its reasonable best efforts to cause its and their Representatives to, provide customary cooperation and information that is reasonably requested by Parent or Merger Sub in connection with the Financing, including:

(i)    assisting Parent in the preparation of customary offering and marketing documents (and any supplements thereto) in connection with any Financing, including designating whether any information provided to Parent constitutes material non-public information;

(ii)    furnishing to the Financing Parties customary authorization letters (subject to customary confidentiality provisions and disclaimers) authorizing the distribution of information and containing a customary representation that such information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto) and containing a representation to the Financing Parties that the public side versions of such documents, if any, do not include material non-public information about the Company or the Company Subsidiaries or their respective securities;

(iii)    reasonably cooperating with any diligence reasonably requested by Parent or the Financing Parties, including participating in a reasonable number of due diligence sessions, and cooperating with the marketing efforts of Parent, in each case, in connection with any Financing; and

(iv)    reasonably cooperating with Parent’s legal counsels in connection with any legal opinions that such legal counsels may be required to deliver in connection with any Financing.

(b)    Financing Cooperation Qualifications. Notwithstanding anything to the contrary in this Section 7.13 and Section 7.14, neither the Company nor any Company Subsidiary shall pursuant to this Section 7.13 or Section 7.14:

(i)    be required to incur any fees, expenses or other liabilities prior to the Effective Time for which it is not previously or promptly reimbursed or simultaneously provided indemnification reasonably acceptable to the Company;

(ii)    be required to cause any Representative of the Company or any Company Subsidiary to take any action that would reasonably be expected to result in such Representative incurring any personal liability;

(iii)    be required to waive or amend any terms of this Agreement;

(iv)    be required to provide any information that is prohibited or restricted from being provided by applicable Law or any Material Contract existing as of the date hereof or is legally privileged (provided, however, that the Company shall use its commercially reasonable efforts to provide an alternative means of disclosing or providing such information to the maximum extent permitted by Law or such Material Contract or to the maximum extent that does not result in a loss of such legal privilege, as applicable, and in the event that the Company or any Company Subsidiary does not provide access or information in reliance on this clause, the Company shall provide notice to Parent that information is being withheld);

(v)    be required to, nor shall any of their directors, employees, officers, members, partners or managers be required to, adopt resolutions or consents to approve or authorize the execution of the agreements, documents and instruments pursuant to which the Financing is obtained or to execute, deliver or enter into, or perform any agreement, document or instrument (other than customary authorization letters or as set forth in or required in connection with the cooperation contemplated by Section 7.14), including any credit or other agreements, guarantees, pledge or security documents or certificates or any amendments or modifications thereof in connection with the Financing, in each case, that would be effective prior to the Effective Time and any such action, authorization, consent, approval, execution, delivery or performance will only be required of the respective directors, employees, officers, members, partners or managers of the Company and the Company Subsidiaries who retain their respective positions as of, and immediately after, the Effective Time (except in each case with respect to customary authorization letters or as set forth in or required in connection with the cooperation contemplated by Section 7.14);

(vi)    be required to (or be required to cause their Representatives to) enter into or approve any agreement or other documentation, or agree to any change or modification of any existing agreement or other documentation that would be effective prior to the Effective Time or deliver any notice of prepayment, redemption or termination or reduction of commitments or any similar notice that does not provide that such prepayment, redemption, termination or reduction is conditioned upon the occurrence of the Closing(except as set forth in or required in connection with the cooperation contemplated by Section 7.14);

(vii)    be required to (or be required to cause their Representatives to) take any action that would conflict with or violate any charter or other organizational documents any Material Contract or any applicable Law;

(viii)    be required to (or be required to cause their Representatives to) take any actions that would cause any representation or warranty in this Agreement to be breached by the Company or any Company Subsidiary or that would cause any condition set forth in Article VIII to fail to be satisfied (in each case unless Parent waives such breach or failure prior to the Company or any Company Subsidiary taking such action);

(ix)    be required to cooperate to the extent that such cooperation would, in the good faith determination of the Company, unreasonably interfere with the business or operations of the Company and the Company Subsidiaries, taken as a whole; or

(x)    be required to prepare any pro forma financial statements or other pro forma financial information, to provide any financial statements that are not publicly available, to provide any other financial information not reasonably available to the Company, or to cause the Company’s independent auditors to provide any “comfort letter” or otherwise to provide cooperation in connection with the Financing.

(c)    Confidentiality. All non-public or otherwise confidential information regarding the Company or the Company Subsidiaries obtained by Parent, Merger Sub or their respective Representatives pursuant to Section 7.13(a) or by them otherwise from or on behalf of the Company shall be kept confidential in accordance with the Confidentiality Agreement; provided that, notwithstanding anything to the contrary herein or in the Confidentiality Agreement, such information may be disclosed (i) to prospective lenders, underwriters, initial purchasers, dealer managers and agents during syndication and marketing of the Financing that enter into confidentiality arrangements customary for financing transactions of the same type as the Financing (including customary “click-through” confidentiality undertakings) and (ii) on a confidential basis to rating agencies.

(d)    Use of Logos. The Company hereby consents to the reasonable use of the Company’s and the Company Subsidiaries’ logos solely in connection with the marketing of the Financing; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or the Company Subsidiaries or the reputation or goodwill of the Company or the Company Subsidiaries, and the Company is provided an opportunity to review such uses prior thereto.

(e)    Reimbursement. Promptly upon written request by the Company, Parent will reimburse the Company for any reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) actually incurred by the Company, the Company Subsidiaries and their respective Representatives in connection with the cooperation contemplated by this Section 7.13 or Section 7.14, other than to the extent any such costs and expenses are incurred as a result of the gross negligence, bad faith or willful misconduct of the Company, any Company Subsidiary or their respective Representatives, or any such Person’s material breach of this Agreement, or with respect to any information provided in writing hereunder by any of the foregoing Persons for use in connection herewith or with the Financing.

(f)    Indemnification. The Company, the Company Subsidiaries and its and their respective affiliates and Representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, costs, expenses (including reasonable attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Financing pursuant to this Agreement, the provision of information utilized in connection therewith (other than written information provided by or on behalf of the Company) and the cooperation contemplated by Section 7.14, other than (A) to the extent any such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments or penalties are the result of the gross negligence, bad faith or willful misconduct of the Company, any Company Subsidiary or their respective Representatives, or any such Person’s material breach of this Agreement, or with respect to any information provided in writing hereunder by any of the foregoing Persons for use in connection herewith or with the Financing or (B) if this Agreement is terminated by Parent pursuant to Section 9.1(c).

(g)    No Financing Condition. Each of Parent and Merger Sub hereby acknowledges and agrees that obtaining the Financing is not a condition to the Merger, and that if the Financing is not obtained, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VIII and the other terms hereof, to consummate the Merger.

Section 7.14.    Treatment of Company Indebtedness.

(a)    Credit Agreements. Upon written request of Parent, the Company shall, and shall cause the Company Subsidiaries to, deliver all notices and take all other actions reasonably requested by Parent that are required to facilitate in accordance with the terms thereof the termination of all commitments outstanding under each of the Company Credit Agreements, the repayment in full of all obligations, if any, outstanding thereunder, the release of all Liens, if any, securing such obligations, and the release of guarantees in connection therewith on the Closing Date as of the Effective Time (such termination, repayment and releases, the “Credit Facility Terminations”). In furtherance and not in limitation of the foregoing, the Company shall, and shall cause the Company Subsidiaries to, use commercially reasonable efforts to deliver to Parent at least two (2) business days prior to the Closing Date (with drafts being delivered in advance as reasonably requested by Parent), executed payoff letters, in each case, with respect to each of the Company Credit Agreements (each, a “Payoff Letter”) and all related release documentation, in each case, in form and substance customary for transactions of this type, from the applicable agent on behalf of the Persons to whom such Indebtedness is owed, which Payoff Letters together with any related release documentation shall, among other things, include the payoff amount and provide that Liens (and guarantees), if any, granted in connection therewith relating to the assets, rights and properties of the Company and the Company Subsidiaries securing such Indebtedness and any other obligations secured thereby, shall, upon the payment of the amount set forth in the applicable Payoff Letter on the Closing Date as of the Effective Time, be released and terminated. Notwithstanding anything herein to the contrary, in no event shall this Section 7.14(a) require the Company or any of the Company Subsidiaries to cause the Credit Facility Terminations to be effective unless and until the Effective Time has occurred and Parent has provided or caused to be provided to the Company or the Company Subsidiaries funds (or Parent has directed the Company or any of the Company’s Subsidiaries to use funds on their balance sheet) to pay in full the then-outstanding principal amount of and accrued and unpaid interest and fees under each Company Credit Agreement.

(b)    Senior Notes. Upon written request of Parent, the Company shall, and shall cause the Company Subsidiaries to, and shall use commercially reasonable efforts to cause its and their Representatives to, as applicable, (i) deliver to the trustee under each Senior Notes Indenture at or prior to the Effective Time, a notice of optional redemption for up to all of the outstanding aggregate principal amount of any series of Senior Notes outstanding and identified by Parent, pursuant to the redemption provisions of the applicable Senior Notes Indenture and the Senior Notes and (ii) provide assistance reasonably requested by Parent to facilitate the redemption of the related Senior Notes Indenture identified by Parent and the satisfaction and discharge of any series of Senior Notes identified by Parent at the Effective Time pursuant to the redemption and satisfaction and discharge provisions, respectively, and other applicable provisions of the applicable Senior Notes Indenture (each, a “Discharge”) and, in each case, take any other actions reasonably requested by Parent that are customary or necessary in connection therewith, including the execution and delivery by the Company, the Company Subsidiaries or their Representatives (as applicable) of customary officers’ certificates and legal opinions, respectively, to the trustee under the applicable Senior Notes Indenture, to the extent such certificates and opinions are required thereby or reasonably requested by the applicable trustee. The Company (or the applicable Company Subsidiary) shall deliver a copy of any such notice or other document to Parent at least three (3) business days prior to delivering or entering into such notice or other document and the Company shall include any proposed changes thereon that Parent reasonably requests. Notwithstanding anything herein to the contrary, in no event shall this Section 7.14(b) require the Company or any of the Company Subsidiaries to cause any Discharge to be effective unless and until the Effective Time has occurred and Parent has provided or caused to be provided to the trustee under the Senior Notes Indentures funds (or Parent has directed the Company or any of the Company’s Subsidiaries to use funds on their balance sheet) sufficient to effect any such Discharge in compliance with the provisions of such applicable Senior Notes Indenture.

ARTICLE VIII

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 8.1.    Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent, Merger Sub and the Company, to the extent permitted by applicable Law:

(a)    Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b)    No Legal Prohibition. No Governmental Entity of competent jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect or (ii) issued or granted any order or injunction (whether temporary, preliminary or permanent) that is in effect, in each case which has the effect of restraining, enjoining or otherwise prohibiting the consummation of the Merger.

(c)    Antitrust Clearance. The applicable waiting period (and extensions thereof) applicable to the Transactions under the HSR Act shall have expired or been terminated.

Section 8.2.    Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent or Merger Sub:

(a)    Representations and Warranties. (i) The representations and warranties of the Company set forth in the first and final sentences of Section 4.1(a), the first sentence of Section 4.1(c), Section 4.2(c), Section 4.2(d) (other than the second sentence thereof), Section 4.3, Section 4.22, Section 4.23 and Section 4.26 shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing as though made on and as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date); (ii) the representations and warranties of the Company set forth in Section 4.2(a) and Section 4.2(b), shall be true and correct other than for de minimis inaccuracies as of the date hereof and shall be true and correct other than for de minimis inaccuracies as of the Closing as though made on and as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date); (iii) the representations and warranties of the Company set forth in Section 4.8(a) shall be true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Closing as though made on and as of the Closing; and (iv) the other representations and warranties of the Company set forth in this Agreement (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) shall be true and correct as of the date hereof and shall be true and correct as of the Closing as though made on and as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except, with respect to this clause (iv), where any failures of any such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    Performance of Obligations. The Company shall have performed and complied in all material respects with the obligations, covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing.

(c)    No Material Adverse Effect. No Company Material Adverse Effect shall have occurred since the date of this Agreement.

(d)    Company Officer’s Certificate. Parent and Merger Sub shall have received from the Company a certificate, dated as of the Closing Date and signed by the Company’s chief executive officer or chief financial officer, certifying to the effect that the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c) have been satisfied.

Section 8.3.    Conditions to the Obligations of the Company. The obligations of the Company to effect the Merger are also subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company:

(a)    Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article V (without giving effect to any qualification as to materiality contained therein) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing as though made on and as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except where any failures of any such representations and warranties to be so true and correct (without giving effect to any qualification as to materiality contained therein) have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions, including the Merger, prior to the Outside Date.

(b)    Performance of Obligations. Parent and Merger Sub shall have performed and complied in all material respects with the obligations, covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing.

(c)    Parent Officers’ Certificate. The Company shall have received from the Parent a certificate, dated as of the Closing Date and signed by Parent’s chief executive officer or chief financial officer, certifying to the effect that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

ARTICLE IX

TERMINATION

Section 9.1.    Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned, at any time before the Effective Time, as follows (with any termination by Parent also being an effective termination by Merger Sub):

(a)    by mutual written consent of Parent and the Company;

(b)    by the Company, in the event that (i) the Company is not then in material breach of this Agreement and (ii) (A) Parent and/or Merger Sub shall have breached, failed to perform or violated their respective covenants or agreements under this Agreement or (B) any of the representations and warranties of Parent or Merger Sub set forth in this Agreement shall have become inaccurate, and in either case of clauses (A) or (B) where such breach, failure to perform, violation or inaccuracy (I) would result in the failure of any of the conditions set forth in Section 8.3(a) or Section 8.3(b) to be satisfied and (II) is not capable of being cured by the Outside Date or, if capable of being cured by the Outside Date, is not cured by Parent or Merger Sub, as applicable, before the earlier of (x) the business day immediately prior to the Outside Date and (y) the thirtieth (30th) calendar day following receipt of written notice from the Company of such breach, failure to perform, violation or inaccuracy;

(c)    by Parent, in the event that (i) neither Parent nor Merger Sub is then in material breach of this Agreement and (ii) (A) the Company shall have breached, failed to perform or violated its covenants or agreements under this Agreement or (B) any of the representations and warranties of the Company set forth in this Agreement shall have become inaccurate, in either case of clauses (A) or (B) where such breach, failure to perform, violation or inaccuracy (I) would result in the failure of any of the conditions set forth in Section 8.2(a) or Section 8.2(b) to be satisfied and (II) is not capable of being cured by the Outside Date or, if capable of being cured by the Outside Date, is not cured by the Company before the earlier of (x) the business day immediately prior to the Outside Date and (y) the thirtieth (30th) calendar day following receipt of written notice from Parent or Merger Sub of such breach, failure to perform, violation or inaccuracy;

(d)    by either Parent or the Company, in the event that the Effective Time has not occurred on or before the date that is nine (9) months after the date hereof (the “Outside Date”); provided that (i) if, on the Outside Date, all of the conditions set forth in Article VIII, other than the conditions set forth in Section 8.1(b) (to the extent any such injunction or order is in respect of, or any such Law is, the HSR Act or any other Antitrust Law) or Section 8.1(c) and those conditions that by their nature are to be satisfied on the Closing Date (if such conditions would be satisfied or validly waived were the Closing Date to occur at such time), shall have been satisfied or waived, then the Outside Date shall automatically be extended for all purposes hereunder by a period of three (3) months and (ii) the right to terminate this Agreement pursuant to this Section 9.1(d) shall not be available to any Party whose action or failure to fulfill any obligation under this Agreement has been a proximate cause of the failure of the Effective Time to occur by the Outside Date and such action or failure to act constitutes a material breach of this Agreement;

(e)    by Parent, prior to the Company Stockholder Approval, if, prior to obtaining the Company Stockholder Approval, a Change of Recommendation has occurred;

(f)    by either the Company or Parent if a Governmental Entity of competent jurisdiction shall have issued a final, non-appealable order, injunction, decree or ruling in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger;

(g)    by the Company, prior to obtaining the Company Stockholder Approval, in order to enter into a definitive agreement providing for a Superior Proposal; provided that (i) the Company has complied in all material respects with Section 6.3 and (ii) immediately prior to or substantially concurrently with (and as a condition to) the termination of this Agreement, the Company pays to Parent the Termination Fee payable pursuant to Section 9.2(b)(iv); or

(h)    by either Parent or the Company, if the Company Stockholders’ Meeting (including any adjournments or postponements thereof) shall have concluded and the Company Stockholder Approval shall not have been obtained.

Section 9.2.    Effect of Termination.

(a)    In the event of the valid termination of this Agreement as provided in Section 9.1, written notice thereof shall forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Parent, Merger Sub or the Company, except that the Confidentiality Agreement, this Section 9.2 and Section 10.3 through Section 10.12 shall survive such termination; provided that nothing herein shall relieve any Party from liability for fraud or willful breach of this Agreement prior to such termination. For purposes of this Agreement, “willful breach” shall mean a deliberate action taken or deliberate failure to act that the breaching party intentionally takes (or fails to take) and actually knows that it would, or would reasonably be expected to, be or cause a material breach of this Agreement.

(b)    Termination Fee.

(i)    If (A) Parent or the Company terminates this Agreement pursuant to Section 9.1(h), (B) after the date hereof and prior to the date of such termination, a bona fide Acquisition Proposal is publicly disclosed (whether by the Company or a third party) and not publicly withdrawn at least two (2) business days prior to the Company Stockholders’ Meeting, and (C) within twelve (12) months of such termination, an Acquisition Proposal is consummated or a definitive agreement providing for an Acquisition Proposal is entered into, then on or prior to the date that is the earlier of (x) the date such Acquisition Proposal is consummated and (y) the date of entry of such definitive agreement, the Company shall pay to Parent the Termination Fee.

(ii)    If (A) after the date hereof and prior to the termination of this Agreement, an Acquisition Proposal is made to the Company Board of Directors or the Company’s management or becomes publicly disclosed (whether by the Company or a third party) and not withdrawn prior to such termination, (B) (I) Parent or the Company terminates this Agreement pursuant to Section 9.1(d) or (II) Parent terminates this Agreement pursuant to Section 9.1(c)(ii)(A) due to a breach of, or a failure to perform or comply with, one or more covenants or agreements under this Agreement following the receipt of such Acquisition Proposal and (C) within twelve (12) months of such termination, an Acquisition Proposal is consummated or a definitive agreement providing for an Acquisition Proposal is entered into, then on or prior to the date that is the earlier of (x) the date such Acquisition Proposal is consummated and (y) the date of entry of such definitive agreement, the Company shall pay to Parent the Termination Fee, unless, in the case of a termination pursuant to Section 9.1(d), Parent owes the Parent Termination Fee to the Company in accordance with Section 9.2(c), in which case Parent shall pay the Parent Termination Fee to the Company in accordance with Section 9.2(c) and no Termination Fee shall be payable by the Company.

(iii)    If Parent terminates this Agreement pursuant to Section 9.1(e), within two (2) business days after such termination, the Company shall pay to Parent the Termination Fee.

(iv)    If the Company terminates this Agreement pursuant to Section 9.1(g), substantially concurrently with or prior to (and as a condition to) such termination, the Company shall pay or cause to be paid to Parent the Termination Fee.

(v)    In the event any amount is payable by the Company pursuant to the preceding clauses (i), (ii), (iii) or (iv), such amount shall be paid by wire transfer of immediately available funds to an account designated in writing by Parent. Parent shall promptly provide wire transfer instructions in writing to the Company upon request (and in any event with sufficient time to allow the Company to pay or cause to be paid to Parent any Termination Fee payable hereunder within the time periods required by this Section 9.2(b)). For the avoidance of doubt, in no event shall the Company be obligated to pay the Termination Fee on more than one occasion.

(vi)    Solely for purposes of Section 9.2(b)(i) and Section 9.2(b)(ii), the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 1.1, except that all references to “fifteen percent (15%)” and “eighty-five percent (85%)” therein shall be deemed to be references to “fifty percent (50%).”

(c)    Parent Termination Fee. In the event that this Agreement is terminated pursuant to (i) Section 9.1(d) and, at the time of such termination, (A) the condition set forth in Section 8.1(b) (to the extent any such injunction or order is in respect of, or any such Law is, the HSR Act or any other Antitrust Law) or Section 8.1(c) has not been satisfied and (B) all of the conditions set forth in Article VIII, other than the conditions set forth in Section 8.1(b) (to the extent any such injunction or order is in respect of, or any such Law is, the HSR Act or any other Antitrust Law) or Section 8.1(c) and those conditions that by their nature are to be satisfied on the Closing Date (if such conditions would be satisfied or validly waived were the Closing Date to occur at the time of such termination), shall have been satisfied or waived, or (ii) Section 9.1(f) (as it relates to an order, injunction, decree or ruling by a Governmental Entity under the HSR Act or any other applicable Antitrust Law), then, in any such event, Parent shall pay to the Company a termination fee of $50,000,000 (the “Parent Termination Fee”) by wire transfer of same-day funds to the account or accounts designated by the Company as promptly as reasonably practicable after termination (and, in any event, within two business days thereof). For the avoidance of doubt, in no event shall Parent be obligated to pay the Parent Termination Fee on more than one occasion.

(d)    Each Party acknowledges that the agreements contained in this Section 9.2 are an integral part of the Transactions and that, without these agreements, the Parties hereto would not enter into this Agreement.

(e)    Each Party further acknowledges that the Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub in the circumstances in which the Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions. In addition, if the Company fails to pay in a timely manner any amount due pursuant to Section 9.2(b), then (i) the Company shall reimburse Parent for all reasonable out-of-pocket costs and expenses (including disbursements and fees of outside legal counsel) incurred in the collection of such overdue amounts, including in connection with any related claims, actions or proceedings commenced and (ii) the Company shall pay to Parent interest on the amounts payable pursuant to Section 9.2(b) from and including the date payment of such amounts was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made. Notwithstanding anything to the contrary in this Agreement, except for the right to seek monetary damages for fraud (solely as it relates to the representations and warranties expressly made in Article IV) or willful breach (as defined in Section 9.2(a)) occurring prior to the valid termination of this Agreement, upon Parent’s receipt of the Termination Fee (and any other amounts contemplated by this Section 9.2(d)) pursuant to this Section 9.2 in circumstances in which the Termination Fee is payable, none of the Company, any Company Subsidiary or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions.

(f)    Each Party further acknowledges that the Parent Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Company in the circumstances in which the Parent Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions. In addition, if Parent fails to pay in a timely manner any amount due pursuant to Section 9.2(c), then (i) Parent shall reimburse the Company for all reasonable out-of-pocket costs and expenses (including disbursements and fees of outside legal counsel) incurred in the collection of such overdue amounts, including in connection with any related claims, actions or proceedings commenced and (ii) Parent shall pay to the Company interest on the amounts payable pursuant to Section 9.2(c) from and including the date payment of such amounts was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made. Notwithstanding anything to the contrary in this Agreement, except for the right to seek monetary damages for fraud (solely as it relates to the representations and warranties expressly made in Article V) or willful breach (as defined in Section 9.2(a)) occurring prior to the valid termination of this Agreement, upon the Company’s receipt of the Termination Fee (and any other amounts contemplated by this Section 9.2(f), as well any indemnification or reimbursement pursuant to Sections 7.1 and 7.13) pursuant to this Section 9.2 in circumstances in which the Parent Termination Fee is payable, none of Parent, Merger Sub or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions.

ARTICLE X

MISCELLANEOUS

Section 10.1.    Amendment and Modification; Waiver.

(a)    Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented by written agreement of each of the Parties.

(b)    At any time and from time to time prior to the Effective Time, either the Company, on the one hand, or Parent and Merger Sub, on the other hand, may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable, (ii) waive any inaccuracies in the representations and warranties made by the other Parties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for their respective benefit contained herein. Any agreement on the part of Parent, Merger Sub or the Company to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Parent or the Company, as applicable. No failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 10.2.    Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.2 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

Section 10.3.    Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such costs and expenses.

Section 10.4.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), by electronic mail (notice deemed given upon transmission provided, that no “bounceback” or notice of non-delivery is received) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to Parent or Merger Sub, to:

Vulcan Materials Company

1200 Urban Center Drive

Birmingham, Alabama 35242

Email: franklind@vmcmail.com

Attention: Denson N. Franklin III, Senior Vice President, General Counsel and Secretary

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Email:	IKirman@wlrk.com

ETetelbaum@wlrk.com

Attention:	Igor Kirman

Elina Tetelbaum

if to the Company, to:

U.S. Concrete, Inc.

331 N. Main Street

Euless, Texas 76039

Email:	PJolas@us-concrete.com
Attention:	Paul Jolas, Senior Vice President, General Counsel and Secretary

with copies to:

Gibson, Dunn & Crutcher, LLP

200 Park Avenue

New York, New York 10019

Email:	SShoemate@gibsondunn.com
AKaplan@gibsondunn.com
Attention:	Steven R. Shoemate
Andrew Kaplan

Section 10.5.    Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other things extends, and such word or phrase shall not merely mean “if.” The term “or” is not exclusive. The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement. The phrase “made available,” when used with respect to any document, agreement or information provided by the Company, shall mean that such document, agreement or information has been posted to the electronic data room captioned “Project Journey” hosted by Donnelley Financial Solutions Venue, at least one day prior to the date hereof. The table of contents and headings set forth in this Agreement or any schedule delivered pursuant to this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or such schedule or any term or provision hereof or thereof. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 10.6.    Counterparts. This Agreement may be executed manually or by other electronic transmission by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf or DocuSign format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

Section 10.7.    Entire Agreement; Third-Party Beneficiaries.

(a)    This Agreement (including the Company Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements (except that the Confidentiality Agreement shall be deemed amended hereby so that until the termination of this Agreement in accordance with Section 9.1, Parent and Merger Sub shall be permitted to take the actions contemplated by this Agreement) and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof.

(b)    Except as provided in Section 7.4 and Section 10.13, nothing in this Agreement (including the Company Disclosure Letter) or in the Confidentiality Agreement, express or implied, is intended to confer upon any Person other than the Parties any rights or remedies hereunder or thereunder.

Section 10.8.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Merger is fulfilled to the extent possible.

Section 10.9.    Governing Law; Jurisdiction.

(a)    This Agreement, and all claims, causes of action (whether in contract, tort or statute) or other matter that may directly or indirectly result from, arise out of, be in connection with or relating to this Agreement or the other agreements delivered in connection herewith, or the execution or performance of this Agreement or such other agreements, or the Merger or the other Transactions (the “Relevant Matters”) shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state.

(b)    Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Relevant Matter or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts; and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each Party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 10.9(b) in the manner provided for notices in Section 10.4. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by applicable Law.

Section 10.10.    Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE RELEVANT MATTERS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

Section 10.11.    Assignment. This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 10.12.    Enforcement; Remedies.

(a)    Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b)    The Parties agree that irreparable injury, for which monetary damages (even if available) would not be an adequate remedy, will occur in the event that any of the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the Transactions, including the Merger) is not performed in accordance with its specific terms or is otherwise breached. It is agreed that prior to the valid termination of this Agreement pursuant to Article IX, each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, to a decree or order of specific performance specifically enforcing the terms and provisions of this Agreement and to any further equitable relief in each case in accordance with Section 10.9, this being in addition to any other remedy to which such Party entitled under the terms of this Agreement at law or in equity.

(c)    The Parties’ rights in this Section 10.12 are an integral part of the Transactions and each Party hereby waives any objections to any remedy referred to in this Section 10.12 (including any objection on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity). For the avoidance of doubt, each Party agrees that there is not an adequate remedy at Law for a breach of this Agreement by any Party. In the event any Party seeks any remedy referred to in this Section 10.12, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.

Section 10.13.    Certain Financing Provisions. Notwithstanding anything in this Agreement to the contrary, the Company on behalf of itself, the Company Subsidiaries and each of its controlled affiliates hereby: (a) agrees that any Proceedings, whether in law or in equity, whether in contract or in tort or otherwise, involving the Financing Parties, arising out of or relating to this Agreement, the Financing or any of the agreements (including any applicable commitment letter) entered into in connection with the Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any Federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each Party hereto irrevocably submits itself and its property with respect to any such Proceedings to the exclusive jurisdiction of such court; (b) agrees that any such Proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in any applicable commitment letter or other applicable definitive document relating to the Financing; (c) agrees not to bring or support or permit any of its controlled affiliates to bring or support any Proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Financing Party in any way arising out of or relating to this Agreement, the Financing, any commitment letter relating thereto or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any Federal or state court in the Borough of Manhattan, New York, New York; (d) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Proceedings in any such court; (e) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any Proceedings brought against the Financing Parties in any way arising out of or relating to this Agreement, the Financing, any commitment letter relating thereto or any of the transactions contemplated hereby or thereby or the performance of any services thereunder; (f) agrees that neither the Company nor any of the Company Subsidiaries nor any of their respective affiliates or Representatives (in each case, other than Parent, Merger Sub and their respective Subsidiaries) shall have any rights or claims against any Financing Party in connection with this Agreement, the Financing, any commitment letter relating thereto or any of the transactions contemplated hereby or thereby; (g) agrees that none of the Financing Parties will have any liability to the Company or any of the Company Subsidiaries or any of their respective affiliates or Representatives (in each case, other than Parent, Merger Sub and their respective Subsidiaries) relating to or arising out of this Agreement, the Financing, any commitment letter relating thereto or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise; and (h) agrees that (and each other Party hereto agrees that) the Financing Parties are express third party beneficiaries of, and may enforce, any of the provisions of this Section 10.13, and such provisions and the definition of “Financing Parties” shall not be amended in any way materially adverse to the Financing Parties without the prior written consent of the Financing Entities, but, in the case of clauses (f) and (g), solely to the extent of actions or omissions by or circumstances relating to such Financing Party in its capacity as a Financing Party, it being understood that nothing in this Section 10.13 shall excuse any Financing Party from liability in connection with actions or omissions by or circumstances relating to such Financing Party in any other capacity, including in its capacity as a creditor of the Company or any Company Subsidiary.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

VULCAN MATERIALS COMPANY

By	/s/ Denson N. Franklin III
Name: Denson N. Franklin III
Title: Senior Vice President,
General Counsel and Secretary

GRIZZLY MERGER SUB I, INC.

By	/s/ Stanley G. Bass
Name: Stanley G. Bass
Title: President

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

U.S. CONCRETE, INC.

By	/s/ Ronnie Pruitt
Name: Ronnie Pruitt
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit 99.1

June 7, 2021

FOR IMMEDIATE RELEASE

VULCAN TO ACQUIRE U.S. CONCRETE

Enhances and expands Vulcan’s aggregates-led business in attractive growing metropolitan areas

Birmingham, Alabama & Euless, Texas – June 7, 2021 – Vulcan Materials Company (NYSE: VMC), a leading producer of construction aggregates, and U.S. Concrete, Inc. (NASDAQ: USCR), a leading supplier of aggregates and ready-mixed concrete, today announced that they have entered into a definitive merger agreement. Under the terms of the agreement, Vulcan will acquire all of the issued and outstanding shares of U.S. Concrete common stock for a purchase price of $74.00 per share in cash, which represents a total equity value of $1.294 billion. The transaction has been unanimously approved by the boards of directors of both companies and is expected to close in the second half of 2021, subject to U.S. Concrete shareholder approval, regulatory clearance, and other customary closing conditions.

Headquartered in Euless, Texas, U.S. Concrete operates in large, attractive metropolitan areas that complement Vulcan’s existing footprint. With 27 aggregates operations serving California, Texas and the Northeast, that shipped 12.6 million tons in 2020, the acquisition of U.S. Concrete’s portfolio represents a natural addition to Vulcan’s business. The transaction also provides strategically oriented ready-mixed concrete operations that will expand Vulcan’s service capabilities. Other highlights include:

•	Complements Vulcan’s existing aggregates business in California with access to blue-water source of high quality aggregates reserves;

•	Enhances Vulcan’s position in key Texas growth areas;

•	Expands Vulcan’s aggregates footprint, including in the attractive New York and New Jersey metropolitan areas;

•	Expected to increase Vulcan’s EBITDA by approximately $190 million before synergies; and,

•	Expected to be accretive to Vulcan’s earnings per share in the first full year following closing.

Tom Hill, Chairman and CEO of Vulcan Materials Company, said, “U.S. Concrete is an important Vulcan customer in a number of key areas, and this transaction is a logical and exciting step in our growth strategy as we further bolster our geographic footprint. Ronnie Pruitt and his team have done an excellent job growing and operating its business, and we look forward to welcoming the U.S. Concrete employees to the Vulcan family. This is a merger of two corporate cultures that value people, technology, operating disciplines, customer service and the entrepreneurial spirit, and it positions Vulcan to further drive sustainable, long-term shareholder value.”

June 7, 2021

FOR IMMEDIATE RELEASE

Ronnie Pruitt, President and CEO of U.S. Concrete added, “Today’s announcement that we are combining with Vulcan, a leading producer of construction aggregates, marks a major milestone in U.S. Concrete’s history. We are proud of the work our team has accomplished over the past few years to achieve operational excellence and serve our customers and believe combining with Vulcan will provide us with the opportunity to build on our progress. Our combined organization will share an extensive and successful track record of acquisitions and greenfield development, and we look forward to working with Tom and the entire Vulcan family to close this transaction and integrate our two strong businesses.”

The Greystone Group is serving as financial advisor to Vulcan. Truist Securities, Inc. is serving as sole lead arranger on committed financing to Vulcan. Wachtell, Lipton, Rosen & Katz and Bradley Arant Boult Cummings LLP are serving as legal counsel to Vulcan. Evercore and BNP Paribas Securities Corp. are serving as financial advisors to U.S. Concrete. Gibson, Dunn & Crutcher, LLP and Akin Gump Strauss Hauer & Feld LLP are serving as legal counsel to U.S. Concrete.

About Vulcan Materials

Vulcan Materials Company (NYSE: VMC), a member of the S&P 500 Index with headquarters in Birmingham, Alabama, is a leading producer of construction aggregates – primarily crushed stone, sand and gravel – and a major producer of aggregates-based construction materials, including asphalt and ready-mixed concrete.

For additional information about Vulcan, go to www.vulcanmaterials.com.

About U.S. Concrete

U.S. Concrete, Inc. (NASDAQ: USCR) is a leading supplier of aggregates and concrete for infrastructure, residential and commercial projects across the country. U.S. Concrete holds leading positions in the high-growth metropolitan markets of Dallas/Fort Worth, San Francisco, New York City, Philadelphia, and Washington, D.C., and its materials have been used in some of the most complex and highly specialized construction projects of the last decade. U.S. Concrete has continued to grow organically and through a series of strategic acquisitions of independent producers.

For more information on U.S. Concrete, visit www.us-concrete.com.

NON-GAAP MEASURES

GAAP does not define “Earnings Before Interest, Taxes, Depreciation and Amortization” (EBITDA) and it should not be considered as an alternative to earnings measures defined by GAAP. We use this metric to assess the operating performance of our business and as a basis for strategic planning and forecasting as we believe that it closely correlates to long-term shareholder value. We do not use this metric as a measure to allocate resources. We adjust EBITDA for certain items to provide a more consistent comparison of earnings performance from period to period. It is not practicable to reconcile, without unreasonable efforts, these forward looking measures to the most comparable GAAP measures due to unknown variables and uncertainty related to future results. Please see note on Forward-Looking Statement Disclaimer for further discussion.

June 7, 2021

FOR IMMEDIATE RELEASE

FORWARD-LOOKING STATEMENT DISCLAIMER

This communication contains “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, regarding Vulcan and U.S. Concrete, including, but not limited to, statements about the benefits of the proposed transaction between Vulcan and U.S. Concrete, including future financial and operating results, Vulcan’s or U.S. Concrete’s plans, objectives, expectations and intentions and the expected timing of completion of the proposed transaction. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the companies’ current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties, many of which are beyond Vulcan’s or U.S. Concrete’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: Vulcan’s and U.S. Concrete’s ability to complete the transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary regulatory and stockholder approvals and the satisfaction of other closing conditions to consummate the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive merger agreement relating to the proposed transaction; failure to realize the expected benefits of the proposed transaction; significant transaction costs and/or unknown or inestimable liabilities; the risk that U.S. Concrete’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; Vulcan’s ability to obtain the expected financing to consummate the proposed transaction; risks related to future opportunities and plans for the combined company, including the uncertainty of expected future regulatory filings, financial performance and results of the combined company following completion of the proposed transaction; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; effects relating to the announcement of the proposed transaction or any further announcements or the consummation of the transaction on the market price of Vulcan’s or U.S. Concrete’s common stock; the possibility that, if Vulcan does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of Vulcan’s common stock could decline; the risk of potential shareholder litigation associated with the possible transaction, including resulting expense or delay; regulatory initiatives and changes in tax laws; the impact of the COVID-19 pandemic on the operations and financial results of Vulcan, U.S. Concrete or the combined company; general economic conditions; and other risks and uncertainties affecting Vulcan and U.S. Concrete, including those described from time to time under the caption “Risk Factors” and elsewhere in Vulcan’s and U.S. Concrete’s Securities and Exchange Commission (“SEC”) filings and reports, including Vulcan’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, U.S. Concrete’s Annual Report on Form 10-K for the year ended December 31, 2020

June 7, 2021

FOR IMMEDIATE RELEASE

and Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and future filings and reports by either company. Moreover, other risks and uncertainties of which Vulcan or U.S. Concrete are not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Vulcan and U.S. Concrete caution investors that such forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such forward-looking statements. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events as at such dates, even if they are subsequently made available by Vulcan or U.S. Concrete on their respective websites or otherwise. Neither Vulcan nor U.S. Concrete undertakes any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

No Offer or Solicitation/Additional Information and Where to Find It

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

This communication is being made in connection with the proposed transaction between Vulcan and U.S. Concrete. In connection with the proposed transaction, U.S. Concrete intends to file a proxy statement with the SEC. Each of Vulcan and U.S. Concrete may also file other relevant documents with the SEC regarding the proposed transaction. The information in the preliminary proxy statement will not be complete and may be changed. The definitive proxy statement will be delivered to stockholders of U.S. Concrete. This communication is not a substitute for any proxy statement or any other document that may be filed with the SEC in connection with the proposed transaction.

INVESTORS AND SECURITY HOLDERS OF VULCAN AND U.S. CONCRETE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the preliminary proxy statement and the definitive proxy statement (in each case, if and when available) and other documents containing important information about Vulcan, U.S. Concrete and the proposed transaction once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Vulcan will be available free of charge on Vulcan’s website at https://www.vulcanmaterials.com. Copies of the documents filed with the SEC by U.S. Concrete will be available free of charge on U.S. Concrete’s website at https://www.us-concrete.com.

June 7, 2021

FOR IMMEDIATE RELEASE

Participants in the Solicitation

Vulcan, U.S. Concrete, their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies from U.S. Concrete’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of U.S. Concrete stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC. Information about these persons is included in each company’s annual proxy statement and in other documents subsequently filed with the SEC, and will be included in the proxy statement when filed.

Vulcan Materials Company

Investor Contact: Mark Warren (205) 298-3220

Media Contact: Janet Kavinoky (205) 298-3220

U.S. Concrete

Investor Contact: Sharon Ellis (844) 828-4774

Media Contact: Leigh Parrish / Jed Repko (Joele Frank, Wilkinson Brimmer Katcher) (212) 355-4449